Exhibit 10.14

OFFICE LEASE

by and between

Pinnacle Campus Office-Retail, LLC,
a South Carolina limited liability company,

“Landlord”

and

SenesTech, Inc.

“Tenant”

November 18, 2019

TABLE OF CONTENTS

1.	BASIC PROVISIONS	1
2.	LEASED PREMISES; NO ADJUSTMENTS	3
3.	SECURITY DEPOSIT	4
4.	RENT; RENT TAX; ADDITIONAL RENT	4
5.	CONDITION, REPAIRS AND ALTERATIONS	5
6.	SERVICES	7
7.	LIABILITY AND PROPERTY INSURANCE	9
8.	RECONSTRUCTION	12
9.	WAIVER OF SUBROGATION	13
10.	LANDLORD’S RIGHT TO PERFORM TENANT OBLIGATIONS	14
11.	DEFAULT AND REMEDIES	14
12.	LATE PAYMENTS	16
13.	SURRENDER	16
14.	INDEMNIFICATION AND EXCULPATION	17
15.	ENTRY BY LANDLORD	18
16.	INTENTIONALLY OMITTED	18
17.	ASSIGNMENT AND SUBLETTING	18
18.	USE OF LEASED PREMISES AND RUBBISH REMOVAL	21
19.	SUBORDINATION AND ATTORNMENT	22
20.	ESTOPPEL CERTIFICATE	22
21.	SIGNS	23
22.	PARKING	23
23.	LIENS	24
24.	HOLDING OVER	24
25.	ATTORNEYS’ FEES	24
26.	RESERVED RIGHTS OF LANDLORD	25
27.	EMINENT DOMAIN	26
28.	NOTICES	26
29.	RULES AND REGULATIONS	27
30.	ACCORD AND SATISFACTION	27
31.	HAZARDOUS MATERIALS	27
32.	MISCELLANEOUS	29

EXHIBIT “A”	LEGAL DESCRIPTION OF THE PROPERTY 1
EXHIBIT “C-1”	UNCOVERED, UNRESERVED PARKING LICENSE 1
EXHIBIT “C-2”	COVERED, RESERVED PARKING LICENSE 1

i

OFFICE LEASE

1. BASIC PROVISIONS

1.1	Date:	November 6, 2019

1.2	Landlord:	Pinnacle Campus Office-Retail, LLC, a South Carolina limited liability company

1.3	Landlord’s Address:	c/o Ric Fisher
34 Ensis Road
Hilton Head, SC 29928
Telephone: (843) 301-5686
Facsimile: (843) 342-5657

With a copy of any notice to:

Kutak Rock LLP
8601 N. Scottsdale Road, Suite 300
Scottsdale, AZ 85253
Attention: Arik Michelson
Facsimile: (480) 429-5001

1.4	Tenant:	SenesTech, Inc., a Delaware Corporation

1.5	Tenant’s Address:	23460 N. 19th Avenue, Suite 110
Phoenix, AZ 85027

With a copy of any notice to:

1.6	Property/Project:

The parcel of real estate located in Phoenix, Maricopa County, Arizona, legally described on Exhibit “A” attached hereto and incorporated herein by this reference, together with the office building now or hereafter situated thereon, the landscaping, parking facilities and all other improvements and appurtenances thereto.

1.7	Building:	That certain office building known as Centerpointe at Deer Valley containing approximately 33,365 rentable square feet located at the NWC corner of Pinnacle Peak Road and 19th Avenue, Phoenix, Maricopa County, Arizona 85027, and situated on the Property.

1.8	Leased Premises:	Approximately 5,529 rentable square feet of office space located on the first floor of the Building and commonly known as Suite 110.

1.9	Permitted Use:	General office use.

1.10	Lease Term:	Sixty (60) months.

1.11	Scheduled Commencement
	Date and Expiration Date:	December 1, 2019 until November 30, 2024

1.12	Annual Basic Rent: $$$

Month	Annual Basic Rent	Monthly Installment	Rate Per Rentable Square Foot
1- 12	132,696	11,058	24.00
13-24	135,460	11,288	24.50
25-36	138,225	11,518	25.00
37-48	140,989	11,749	25.50
49-60	143,754	11,979	26.00

1.13	Security Deposit:	$11,979

1.14	First Month’s Rent:	$11,058

1.15	Building Hours:	7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 4:00 p.m. on Saturday, excluding recognized federal, state or local holidays. Notwithstanding any provision of this Lease to the contrary, Tenant may have access to the Leased Premises twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year through a card-access system.

1.16	Parking Spaces:	Five (5) covered, reserved parking spaces at no charge. Uncovered, unreserve parking spaces shall be at no charge and in the amount of 5.5/1,000 rentable square feet of the Leased Premises.

1.17	Additional Parking Charge:	Any additional covered, reserved spaces at the current rate of thirty-five Dollars ($35.00) per month (as may be adjusted by Landlord as set forth herein) per each covered, reserved parking space.

1.18	Brokers:	Robert Harding of Keyser Company, representing Tenant, and Adam Tolson of Lee & Associates, representing Landlord

1.19	Exhibits:	A =Legal Description of the Property
B = Option to Extend

D-1 =Uncovered, Unreserved Parking License
D-2 =Covered, Reserved Parking License
F = Building Rules and Regulations

2. LEASED PREMISES; NO ADJUSTMENTS

2.1 Leased Premises. Landlord hereby leases to Tenant, and Tenant hereby leases and accepts from Landlord, the Leased Premises, upon the terms and conditions set forth in this Lease and any modifications, supplements or addenda hereto (the “Lease”), including the Basic Provisions of Article 1 which are incorporated herein by this reference, together with the nonexclusive right to use, in common with Landlord and others, the Building Common Areas (defined below). For the purposes of this Lease, the term “Building Common Areas” means common hallways, corridors, walkways and footpaths, foyers and lobbies, bathrooms and janitorial closets, electrical and telephone closets, landscaped areas and such other areas within or adjacent to the Building which are subject to or are designed or intended for the common enjoyment, use and/or benefits of Landlord and the tenants of the Building.

2.2 Adjustments. The Annual Basic Rent at the Commencement Date (as hereinafter defined) is based on the Leased Premises containing the rentable square footage set forth in Article 1.8 above, which square footage has been precisely determined by Landlord and Tenant prior to the Commencement Date pursuant to ANSI/BOMA Z65.1 revised June 7, 1996. No adjustments to Annual Basic Rent or any other charge shall be made if the actual size of the Leased Premises is greater or smaller than that set forth in Article 1.8 above. For the purposes of this Lease, Landlord and Tenant acknowledge and agree that the rentable square footage of the Leased Premises is 5,529 square feet.

3. SECURITY DEPOSIT

Tenant shall pay to Landlord, upon the execution of this Lease, the Security Deposit set forth in Article 1.13 above as security for the performance by Tenant of its obligations under this Lease, which amount shall be returned to Tenant after the expiration or earlier termination of this Lease, provided that Tenant shall have fully performed all of its obligations contained in this Lease. The Security Deposit, at the election of Landlord, may be retained by Landlord as and for its full damages or may be applied in reduction of any loss and/or damage sustained by Landlord by reason of the occurrence of any breach, nonperformance or default beyond applicable cure periods by Tenant under this Lease without the waiver of any other right or remedy available to Landlord at law, in equity or under the terms of this Lease. If any portion of the Security Deposit is so used or applied, Tenant shall, within thirty (30) days after written notice and receipt of invoices for the expenses incurred in relation to the loss and/or damage sustained from Landlord, deposit with Landlord immediately available funds in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a breach of this Lease. Tenant acknowledges and agrees that in the event Tenant shall file a voluntary petition pursuant to the Bankruptcy Code or any successor thereto, or if an involuntary petition is filed against Tenant pursuant to the Bankruptcy Code or any successor thereto and not dismissed within sixty (60) days, then Landlord may apply the Security Deposit towards those obligations of Tenant to Landlord which accrued prior to the filing of such petition. Tenant acknowledges further that the Security Deposit may be commingled with Landlord’s other funds. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer the Security Deposit to Landlord’s successor in interest, whereupon Landlord shall be released from liability by Tenant for the return of such deposit or the accounting therefore.

4. RENT; RENT TAX; ADDITIONAL RENT

4.1 Payment of Rent. Tenant shall pay to Landlord the Annual Basic Rent set forth in Article 1.12 above, subject to adjustment as provided herein. The Annual Basic Rent shall be paid in equal monthly installments, on or before the first day of each and every calendar month during the Lease Term, in advance, without notice or demand and, except as expressly set forth in this Lease, without abatement, deduction or set-off. If the Commencement Date is other than the first day of a calendar month, the payment for such partial month shall be prorated and shall be payable on the Commencement Date. The Annual Basic Rent for the first full calendar month of the Lease Term shall be paid upon the execution of this Lease. All payments requiring proration shall be prorated on the basis of a thirty (30) day month. In addition, all payments to be made under this Lease shall be paid in lawful money of the United States of America to Landlord or its agent at the address set forth in Article 1.3 above, or to such other person or at such other place as Landlord may from time to time designate in writing. Tenant shall not be obligated to pay any share of Landlord’s costs of operating and maintaining the Building and Project.

4.2 Rent Tax. In addition to the Annual Basic Rent, Tenant shall pay to Landlord, together with the monthly installments of Annual Basic Rent, an amount equal to any governmental sales, rental, occupancy, excise, use or transactional privilege taxes assessed on Annual Basic Rent. Such taxes shall not, however, include any franchise, gift, estate, inheritance, conveyance, transfer or net income tax assessed against Landlord.

4.3 Additional Rent. All amounts payable to Landlord hereunder and not included in the Annual Basic Rent may be referred to herein as “Additional Rent”.

5. CONDITION, REPAIRS AND ALTERATIONS

5.1 Condition. The Leased Premises are leased to Tenant in their “AS IS, WHERE IS” condition, without any representations or warranties, either express or implied. Landlord represents and warrants to Tenant that for a period of one (1) year from and after the date of delivery of possession of the Leased Premises to Tenant, all work performed by Landlord in the Leased Premises shall be substantially free from defects in materials and workmanship. Landlord’s liability under the foregoing warranty shall be limited to the repair and/or replacement, as the case may be, of defective materials and workmanship and, in no event, shall Landlord be liable for special or consequential damages. Landlord shall have no obligation with respect to the foregoing warranty unless Tenant gives Landlord written notice of defective materials or workmanship prior to the date which is one (1) year after delivery of possession of the Leased Premises to Tenant.

5.2 Alterations and Improvements. Tenant may place partitions and fixtures and may make improvements and other alterations to the interior of the Leased Premises at Tenant’s expense, provided, however, that prior to commencing any such work, Tenant shall first obtain the written consent of Landlord (not to be unreasonably withheld, conditioned or delayed) to the proposed work, including the plans, specifications, the proposed architect and/or contractor(s) for such alterations and/or improvements and the materials used in connection with such alterations. Notwithstanding the foregoing, Tenant shall be permitted to make alterations without Landlord’s prior consent, but upon at least five (5) days prior notice to Landlord, to the extent that such alterations do not (i) materially adversely affect the Building systems, exterior appearance of the Building, or Building structure, (ii) materially adversely affect the value of the Leased Premises or Building, (iii) require a building or construction permit, or (iv) cost more than One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) for a particular job of work or in any 12-month period (the “Cosmetic Alterations”). At least fifteen (15) days prior to the commencement of any construction in the Leased Premises (other than Cosmetic Alterations), Tenant shall deliver to Landlord copies of the plans and specifications for the contemplated work and shall identify the contractor(s) selected by Tenant to perform such work. If the proposed work affects the Building’s structure or systems, Landlord may require that the work be done by Landlord’s own employees, its construction contractors, or under Landlord’s direction, but at the expense of Tenant, and Landlord may, as a condition to consenting to such work, require that Tenant provide security adequate in Landlord’s judgment so that the improvements or other alterations to the Leased Premises will be completed in a good, workmanlike and lien free manner. Landlord may also require that any work done to the interior of the Leased Premises, other than Cosmetic Alterations, be subject to the supervision of Landlord or its designee, and Tenant shall pay to Landlord, upon completion of such work, a supervision fee in an amount equal to five percent (5%) of the cost of such work. All such improvements or alterations must conform to and be in substantial accordance in quality and appearance with the quality and appearance of the improvements in the remainder of the Building. All such improvements shall be the property of Landlord. In the event Landlord consents to the use by Tenant of its own architect and/or contractor for the installation of any such alterations or improvements, prior to the commencement of such work, Tenant shall provide Landlord with evidence that Tenant’s contractor has procured worker’s compensation, liability and property damage insurance (naming Landlord as an additional insured) in a form and in an amount approved by Landlord, and evidence that Tenant’s architect and/or contractor has procured the necessary permits, certificates and approvals from the appropriate governmental authorities. Tenant acknowledges and agrees that any review by Landlord of Tenant’s plans and specifications and/or right of approval exercised by Landlord with respect to Tenant’s architect and/or contractor is for Landlord’s benefit only and Landlord shall not, by virtue of such review or right of approval, be deemed to make any representation, warranty or acknowledgment to Tenant or to any other person or entity as to the adequacy of Tenant’s plans and specifications or as to the ability, capability or reputation of Tenant’s architect and/or contractor.

5.3 Tenant’s Obligations. Tenant shall, at Tenant’s sole cost and expense, maintain the Leased Premises in a clean, neat and sanitary condition and shall keep the Leased Premises and every part thereof in good condition and repair except where the same is required to be done by Landlord. Tenant hereby waives all rights to make repairs at the expense of Landlord as provided by any law, statute or ordinance now or hereafter in effect except as otherwise expressly provided in this Lease. All of Tenant’s alterations and/or improvements are the property of the Landlord, and Tenant shall, upon the expiration or earlier termination of the Lease Term, surrender the Leased Premises, including Tenant’s alterations and/or improvements, to Landlord, janitorial clean and in the same condition as when received, ordinary wear and tear excepted. Except as set forth in Article 5.4 below, Landlord has no obligation to construct, remodel, improve, repair, decorate or paint the Leased Premises or any improvement thereon or part thereof. Tenant shall pay for the cost of all repairs to the Leased Premises not required to be made by Landlord and shall be responsible for any redecorating, remodeling, alteration and painting during the Lease Term as Tenant deems necessary. Tenant shall pay for any repairs to the Leased Premises, the Building and/or the Project made necessary by any negligence or carelessness of Tenant, its employees or invitees.

5.4 Landlord’s Obligations. Landlord shall (a) make all necessary repairs to the exterior walls, exterior doors, windows and corridors of the Building, (b) keep the Building and the Building Common Areas in a clean, neat and attractive condition, and (c) keep the Building equipment such as elevators, plumbing, heating, air conditioning and similar Building equipment in good repair, but Landlord shall not be liable or responsible for breakdowns or interruptions in service when reasonable efforts are made to restore such service. If Tenant requires a repair pursuant to this Article 5.4 (except in the event of an emergency), Tenant shall submit its request in writing to Landlord or Landlord’s property manager. Landlord shall have no obligation to make any repair not requested in writing (except in the event of an emergency).

5.5 Removal of Alterations. Upon the expiration or earlier termination of this Lease, Tenant shall remove from the Leased Premises all movable trade fixtures and other movable personal property, and shall promptly repair any damage to the Leased Premises caused by such removal, the Building and/or the Project caused by such removal. All such removal and repair shall be entirely at Tenant’s sole cost and expense. At any time prior to the scheduled expiration of the Lease Term or within fifteen (15) days after any termination of this Lease, Landlord may require that Tenant remove from the Leased Premises any alterations, additions, or improvements that were made but not approved by the Landlord to the extent such approval is required hereunder. In such event, Tenant shall, in accordance with the provisions of Article 5.2 above, complete such removal (including the repair of any damage caused thereby) entirely at its own expense and within fifteen (15) days after such notice from Landlord. In addition, Landlord may require Tenant to remove upon the expiration of the Lease Term any alterations approved by Landlord pursuant to Article 5.2 above provided Landlord notifies Tenant at the time of its approval whether Tenant will be required to remove such alterations. All repairs required of Tenant pursuant to the provisions of this Article 5.5 shall be performed in a manner satisfactory to Landlord, and shall include, but not be limited to, repairing plumbing, electrical wiring and holes in walls, restoring damaged floor and/or ceiling tiles, repairing any other cosmetic damage, and cleaning the Leased Premises. Reasonable wear and tear excepted.

5.6 No Abatement. Except as provided herein, Landlord shall have no liability to Tenant, nor shall Tenant’s covenants and obligations under this Lease, including without limitation, Tenant’s obligation to pay Annual Basic Rent and Additional Rent, be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted to make pursuant to the terms of this Lease or by any other tenant’s Lease or are required by law to be made in and to any portion of the Leased Premises, the Building or the Project. Landlord shall make reasonable effort to complete repairs or changes with minimal disruption to the Tenant’s operation by performing them after hours or on weekends, where possible. If the Leased Premises are rendered untenantable for five (5) days or more as a result of Landlord’s acts, then Landlord shall abate rent or find similar space within the building for the Tenant to conduct business and pay all of Tenant’s relocation costs in connection therewith.

6. SERVICES

6.1 Climate Control. Landlord shall provide reasonable climate control to the Leased Premises during the Building Hours as is suitable, in Landlord’s reasonable judgment, for the comfortable use and occupation of the Leased Premises, excluding, however, air conditioning or heating for electronic data processing or other equipment requiring climate control in excess of building standard.

6.2 Janitorial Services. Landlord shall make janitorial and cleaning services available to the Leased Premises at least five (5) evenings per week, except recognized federal, state or local holidays. Tenant shall pay to Landlord, within thirty (30) days after receipt of Landlord’s bill, the reasonable costs incurred by Landlord for extra cleaning in the Leased Premises required because of (a) misuse or neglect on the part of Tenant, its employees or invitees, (b) use of portions of the Leased Premises for special purposes requiring greater or more difficult cleaning work than office areas, (c) non-building standard materials or finishes installed by Tenant or at its request, and (d) removal from the Leased Premises of refuse and rubbish of Tenant in excess of that ordinarily accumulated in general office occupancy or at times other than Landlord’s standard cleaning times.

6.3 Electricity. Landlord shall, furnish reasonable amounts of electric current as required for normal and usual lighting purposes and for office machines and equipment such as personal computers, typewriters, adding machines, copying machines, calculators and similar machines and equipment normally utilized in general office use. Tenant’s use of electric energy in the Leased Premises shall not at any time exceed the capacity of any of the risers, piping, electrical conductors and other equipment in or serving the Leased Premises. In order to insure that such capacity is not exceeded and to avert any possible adverse effect on the Building’s electric system, Tenant shall not, without Landlord’s prior written consent in each instance, connect appliances, machines using current in excess of 120 volts or heavy-duty equipment other than ordinary office equipment to the Building’s electric system or make any alterations or additions to the Building’s electric system. Should Landlord grant such consent, all additional risers, piping and electrical conductors and other equipment therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within thirty (30) days after receipt of Landlord’s bill. As a condition to granting such consent, Landlord may require Tenant to pay the cost of additional electric energy that is made available to Tenant based upon the estimated additional capacity of such additional risers, piping and electrical conductors or other equipment.

6.4 Water. Landlord shall furnish cold and heated water for lavatory purposes to the Building Common Areas.

6.5 Heat Generating Equipment. Whenever heat generating machines or equipment used in the Leased Premises affect the temperature otherwise maintained by the climate control system, Landlord shall have the right following written notice to Tenant to install supplementary air-conditioning units in the Leased Premises and the cost thereof, including the cost of installation, operation and maintenance shall be paid by Tenant to Landlord within thirty (30) days after receipt by Tenant of Landlord’s statement.

6.6 Separate Meters. Landlord may install separate meters for the Leased Premises to register the usage of all or any one of the utilities serving the Leased Premises and in such event, Tenant shall pay for the cost of utility usage as metered (a) during other than Building Hours, or (b) which is in excess of that usage customary for general office use. In addition, Landlord shall have the right to require that Tenant reduce its consumption of utilities furnished to the Leased Premises to a level not exceeding normal consumption for general office use as determined by landlord in its reasonable business judgment.

6.7 Additional Services. Tenant shall pay to Landlord, monthly as billed, as Additional Rent, Landlord’s charge for services furnished by Landlord to Tenant in excess of that agreed to be furnished by Landlord pursuant to this Article 6, including, but not limited to (a) any utility services utilized by Tenant during other than Building Hours or for computers, data processing equipment or other electrical equipment in excess of the amounts of electric current used for general office use in buildings comparable to the Building, and (b) climate control in excess of that agreed to be furnished by Landlord pursuant to Article 6.1 above or provided at times other than Building Hours. After-hours charges for HVAC shall be reasonably determined by Landlord and billed to Tenant at Landlord’s actual cost.

6.8 Interruptions in Service.

(a) Except as expressly set forth in this Lease, no damages, compensation, claims, costs, losses, liabilities or expenses (including attorneys’ fees) shall be payable by Landlord and this Lease and the obligation of Tenant to perform all of its covenants and agreements set forth in this Lease shall in no way be affected, impaired, reduced or excused in the event that there shall be an interruption, curtailment or suspension of Project and/or Building HVAC, utility, sanitary, elevator, water, telecommunications, security (including equipment, devices, and personnel) or other systems serving the Leased Premises or any other services required by Landlord under this Lease (an “Interruption of Service”), by reason of: (i) any damage or destruction which is the subject of Article 8; (ii) any condemnation which is the subject of Article 27; (iii) an accident; (iv) an emergency, (v) shortages of labor or materials, or (vi) an event of Force Majeure including, but not limited to: (1) a lack of access to the Project or the Leased Premises (which shall include, but not be limited to, a lack of access to the Project or the Leased Premises when it or they are structurally sound, but inaccessible due to evacuation of the surrounding area or damage to any nearby structures or public areas; (2) any cause outside of the Building; (3) reduced air quality or other contaminants within the Project that would adversely affect the Project or its occupants (including, but not limited to, the presence of biological or other airborne agents within the Project or the Leased Premises); (4) disruption of mail or deliveries to the Project or the Leased Premises resulting from damage or destruction which is the subject of Article 8; (5) disruption of telephone and telecommunication services to the Project or the Leased Premises resulting from damage or destruction which is the subject of Article 8; or (6) blockages of any windows, doors or walkways to the Project or the Leased Premises resulting from damage or destruction which is the subject of Article 8.

(b) Landlord reserves the right, without any liability to Tenant, except as otherwise expressly set forth in this Lease, and without being in breach of any covenant of this Lease, to affect an Interruption of Service, as may be required by this Lease or by applicable governmental restrictions, or as Landlord in good faith deems advisable, whenever and for so long as may be necessary to make repairs, alterations, upgrades, changes or for any other reason, to the Project or Building HVAC, utility, sanitary, elevator, water, telecommunications, security or other Project or Building systems serving the Leased Premises or any other services required of Landlord under this Lease. In each instance, Landlord shall exercise reasonable diligence to eliminate the cause of the Interruption of Service if resulting from conditions within the Project and to conclude the Interruption of Service. Landlord shall give Tenant written notice, when practical, of the commencement and anticipated duration of any such Interruption of Service.

(c) The occurrence of an Interruption of Service pursuant to this Article 6.8 shall not (i) constitute an actual or constructive eviction of Tenant in whole or in part; (ii) entitle Tenant to any abatement or diminution of Annual Basic Rent, Additional Rent or other charges payable under this Lease (except as otherwise expressly set forth in this Lease); (iii) relieve or release Tenant from any of its obligations under this Lease; or (iv) entitle Tenant to terminate this Lease; provided, if the Leased Premises are rendered untenantable for five (5) days or more as a result of an Interruption of Service, then Landlord shall abate Annual Basic Rent for the period of the Interruption of Service.

6.9 Selection of Electric Service Provider.

(a) All times during the Lease Term Landlord shall have the right to select the utility company or companies that shall provide electric services to the Leased Premises and, subject to all applicable laws and governmental regulations, Landlord shall have the right at any time and from time to time during the Lease Term to either (a) contract for services from electric service provider(s) other than the provider with which Landlord has a contract as of the date of this Lease (the “Current Provider”), or (b) continue to contract for services from the Current Provider.

(b) Tenant shall reasonably cooperate with Landlord and any electric service provider with which Landlord has contracted at all times and, as reasonably necessary, shall allow Landlord or such electric service provider reasonable access to any electric lines, feeders, risers, wiring and any other machinery within the Leased Premises.

(c) Landlord shall not be liable in damages or otherwise for any loss, damage or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption or defect in the electric services provided to the Leased Premises. No such change, failure, interference, disruption or defect shall entitle Tenant to terminate this Lease or to abate the payments Tenant is required to make under this Lease, except as expressly set forth in this Lease.

6.10 Telephone Lines. Tenant shall arrange for telephone service directly with one or more of the public, quasi public or private telephone companies providing telephone service to the Building and shall be solely responsible for all costs, expenses and charges relating to such telephone service. If Landlord acquires ownership of the telephone lines or systems within the Building, Landlord shall permit Tenant to connect to such lines and/or system on such terms and conditions as Landlord may prescribe. Landlord shall not be liable in damages or otherwise for any loss, damage or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption or defect in the telephone services provided to the Leased Premises. No such change, failure, interference, disruption or defect shall entitle Tenant to terminate this Lease or to abate the payments Tenant is required to make under this Lease, except as expressly set forth in this Lease.

6.11 Service Rooms. All electrical, telephone and other utility rooms located within the Building shall be locked at all times. If Tenant requires access to any such utility room, Tenant shall make an appointment with Landlord or Landlord’s property manager.

7. LIABILITY AND PROPERTY INSURANCE

7.1 Liability Insurance. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of commercial general liability insurance for personal injury, bodily injury (including wrongful death) and damage to property with a combined single limit of not less than One Million and No/100 Dollars ($1,000,000.00) per occurrence, Three Million and No/100 Dollars ($3,000,000.00), annual aggregate, insuring against any and all liability of the insured with respect to the Leased Premises, arising out of the maintenance, use or occupancy thereof, including Premises operations, products and completed operations and owned, hired and non-owned automobiles, utilizing ISO Policy Form CG 0001, or its equivalent. If Landlord shall so request, Tenant shall increase the amount of such liability insurance to the amount then customary for premises and uses similar to the Leased Premises and Tenant’s use thereof. The liability policy or policies shall contain an endorsement (ISO Form CG 20-26) naming Landlord, its partners, members or shareholders (as applicable), Landlord’s lender and management agent and any persons, firms or corporations designated by Landlord as additional insureds, and shall provide that the insurance carrier shall have the duty to defend and/or settle any legal proceeding filed against Landlord seeking damages based upon personal injury, bodily injury or property damage liability even if any of the allegations of such legal proceedings are groundless, false or fraudulent. In addition, Tenant’s liability insurance policies shall be endorsed as needed to provide cross liability coverage for Tenant, Landlord and any lender of Landlord, to provide for severability of interests and so as to specifically delete the contractual liability exclusion for personal injury. Lastly, the policies required pursuant to the provisions of this Article 7.1 shall not have a deductible in excess of Ten Thousand and No/100 Dollars ($10,000.00).

7.2 Property Insurance. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of insurance with “Special Form Coverage,” including coverage for vandalism or malicious mischief and sprinkler leakage, insuring Tenant’s stock in trade, furniture, personal property, fixtures, equipment and other items in the Leased Premises, with coverage in an amount equal to one hundred percent (100%) of full replacement cost, without depreciation, thereof. Landlord shall be named as a “loss payee as its interests may appear” under Tenant’s policies of property insurance. In addition, the policies required pursuant to the provisions of this Article 7.2 shall not have a deductible in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00).

7.3 Worker’s Compensation and Employer Liability Insurance. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of worker’s compensation insurance with an insurance carrier and in amounts approved by the Industrial Commission of the State of Arizona and a policy of employer’s liability insurance with limits of liability not less than One Million and No/100 Dollars ($1,000,000.00), each accident; One Million and No/100 Dollars ($1,000,000.00), disease policy limit; and One Million and No/100 Dollars ($1,000,000.00), disease each employee. All such policies shall contain waivers of subrogation in favor of Landlord.

7.4 Business Income and Extra Expense Coverage. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of business income/business interruption insurance and extra expense coverage (collectively, “Business Income Insurance”) with coverage that will reimburse Tenant for all direct and indirect loss of income and changes and costs incurred arising out of all named perils insured against by Tenant’s policies of property insurance, including prevention of, or denial of use of or access to, all or part of the Leased Premises or Building as a result of those named perils. The Business Income Insurance coverage must provide coverage for no less than twelve (12) months of the loss of income, charges and costs contemplated under this Lease.

7.5 Insurance Requirements. Each insurance policy and certificate thereof obtained by Tenant pursuant to this Lease shall contain a clause that the insurer will provide Landlord, its members, partners and any persons, firms or corporations designated by Landlord with at least thirty (30) days prior written notice of any material change, non-renewal or cancellation of the policy, or at least ten (10) days prior notice in the event of cancellation for failure to pay. Each such insurance policy shall be with an insurance company authorized to do business in the State of Arizona and rated not less than A VIII in the then most current edition of “Best’s Key Rating Guide”. Certified copies of all insurance policies evidencing the coverage under each such policy, as well as a certified copy of the required additional insured endorsement(s) (ISO Form CG 20-26 or its equivalent) shall be delivered to Landlord prior to commencement of the Lease Term. Each such policy shall provide that any loss payable thereunder shall be payable notwithstanding (a) any act, omission or neglect by Tenant, or (b) any occupation or use of the Leased Premises or any portion thereof by Tenant or by any subtenant of Tenant for purposes more hazardous than permitted by the terms of such policy or policies, or (c) any foreclosure or other action or proceeding taken by any mortgagee or trustee pursuant to any provision of any mortgage or deed of trust covering the Leased Premises, the Building or the Project, or (d) any change in title or ownership of the Property. All insurance policies required pursuant to this Article 7 shall be written as primary policies, and shall provide that any insurance which Landlord or Landlord’s lender may carry is strictly excess, secondary and non-contributing with any insurance carried by Tenant. Tenant shall procure and maintain all policies entirely at its own expense and shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with certified copies of replacement policies or renewal certificates for existing policies. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies maintained by Landlord or the insurance policies required pursuant to this Article 7 or the coverage thereunder. If Tenant or any subtenant of Tenant does or permits to be done anything which shall increase the cost of any insurance policies maintained by Landlord, then Tenant shall reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant or any subtenant of Tenant causing such increase in the cost of insurance. Any such amount shall be payable as Additional Rent within thirty (30) days after receipt by Tenant of a bill from Landlord. All policies of insurance (other than the policy of property insurance described in Article 7.2) shall name both Landlord and Tenant (and/or such other party or parties as Landlord may require) as insureds and shall be endorsed to indicate that the coverage provided shall not be invalid due to any act or omission on the part of Landlord. In addition, the policy of property insurance described in Article 7.2 shall name Landlord (and Landlord’s Lender, if Landlord shall so require) as a co-loss payee. The insurance requirements contained in this Article 7 are independent of Tenant’s waiver, indemnification and other obligations under this Lease and shall not be construed or interpreted in any way to restrict, limit or modify Tenant’s waiver, indemnification or other obligations or to in any way limit Tenant’s obligations under this Lease.

7.6 Co-Insurance. If on account of the failure of Tenant to comply with the provisions of this Article 7, Landlord is deemed a co-insurer by its insurance carrier, then any loss or damage which Landlord shall sustain by reason thereof shall be borne by Tenant, and shall be paid by Tenant within thirty (30) days after receipt of a bill therefor.

7.7 Adequacy of Insurance. Landlord makes no representation or warranty to Tenant that the amount of insurance to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant’s interests. If Tenant believes that the amount of any such insurance is insufficient, Tenant is encouraged to obtain, at its sole cost and expense, such additional insurance as Tenant may deem desirable or adequate. Tenant acknowledges that Landlord shall not, by the fact of approving, disapproving, waiving, accepting, or obtaining any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of such insurance, the solvency of any insurance companies or the payment or defense of any lawsuit in connection with such insurance coverage, and Tenant hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

7.8 Landlord’s Insurance.

(a) Landlord, shall, at all times from and after the Commencement Date, at its sole cost and expense, maintain in effect commercial general liability insurance covering (a) any occurrence in the Project (other than within premises leased to tenants), (b) any act or omission by Landlord, or its agent, servants, contractors or employees, anywhere in the Project, and (c) the contractual liability of Landlord to Tenant pursuant to the indemnification provisions of Article 14 below, which coverage shall not be less than Two Million and No/100 Dollars ($2,000,000.00), combined single limit, per occurrence.

(b) Landlord shall, at all times from and after the Commencement Date, at its sole cost and expense, maintain in effect a policy or policies of “Causes of Loss-Special Form” insurance insuring the Building with coverage in an amount not less than one hundred percent (100%) of the replacement cost thereof (exclusive of the cost of excavations, foundations and footings) from time to time during the Lease Term, together with such endorsements and/or additional coverage as Landlord may determine or as may be required by Landlord’s lender. Landlord reserves the right to maintain a reasonable deductible in connection with such insurance.

(c) Landlord’s obligation to carry the insurance required in this Article 7.8 may be brought within the coverage of any so called blanket policy or policies of insurance carried and maintained by Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy of insurance. Landlord shall have the right to self-insure for the liability and casualty insurance required by Article 7.8(a) and (b), provided that Landlord shall have a net worth, calculated in accordance with the generally accepted accounting principles, consistently applied, of at least One Hundred Million and No/100 Dollars ($100,000,000.00). In the event that Landlord elects to self-insure in accordance with the provisions of this Article 7.8(c), Landlord shall give Tenant written notice of such election, accompanied by appropriate evidence demonstrating that Landlord is entitled to self-insure in accordance with the provisions of this Article 7.8(c).

8. RECONSTRUCTION

8.1 Insured Damage. In the event the Leased Premises are damaged during the Lease Term by fire or other perils covered by Landlord’s insurance, Landlord shall:

(a) Subject to Force Majeure, within a period of ninety (90) days after the date of damage, and provided there is not then in existence of an Event of Default, commence repair, reconstruction and restoration of the Leased Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect.

(b) In the event of a partial or total destruction of either the Leased Premises, the Building or the Project during the last two (2) years of the Lease Term, Landlord shall have the option to terminate this Lease upon giving written notice to Tenant within sixty (60) days after such destruction. In the event of a partial or total destruction of the Leased Premises during the last year of the Lease Term, Tenant shall have the option to terminate this Lease upon giving written notice to Landlord within sixty (60) days after such destruction. For purposes of this Article 8, “partial destruction” shall be deemed destruction to an extent of at least thirty-three and one-third percent (33.33%) of the then full replacement cost of the Leased Premises, the Building or the Project as of the date of destruction.

(c) In the event that Superior Mortgagee shall require that insurance proceeds be applied against the principal balance due on the Superior Mortgage (defined below), then Landlord may, at Landlord’s option and upon sixty (60) days written notice to Tenant, elect to terminate this Lease.

8.2 Uninsured Damage. In the event the Leased Premises, the Building or the Project shall be damaged as a result of any casualty not covered by Landlord’s insurance, to any extent whatsoever, Landlord may, subject to Force Majeure, within ninety (90) days following the date of the casualty, commence repair, reconstruction or restoration of the Leased Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect, or within such ninety (90) day period elect not to so repair, reconstruct or restore the Leased Premises, the Building or the Project, as the case may be, in which event this Lease shall cease and terminate. In either event, Landlord shall give Tenant written notice of Landlord’s intention within such ninety (90) day period.

8.3 Reconstruction. In the event of any reconstruction of the Leased Premises, the Building or the Project pursuant to this Article 8, such reconstruction shall be in conformity with all city, county, state and federal ordinances, rules and regulations then in existence, as the same may be interpreted and enforced. Notwithstanding that all reconstruction work shall be performed by Landlord’s contractor unless Landlord shall otherwise agree in writing, Landlord’s obligation to reconstruct the Leased Premises shall be only to the comparable condition of the Leased Premises immediately prior to the Commencement Date. Landlord’s obligation to repair and reconstruct the Leased Premises shall be limited to the amount of net proceeds of insurance received by Landlord, subject to reduction pursuant to Article 8.1(c) above. Tenant, at Tenant’s sole cost and expense, shall be responsible for the repair and restoration of all items of the Tenant’s improvements and/or alterations installed pursuant to Article 5.2 and the replacement of Tenant’s stock in trade, trade fixtures, furniture, furnishings and equipment. Tenant shall commence the installation of fixtures, equipment and merchandise promptly upon delivery to Tenant of possession of the Leased Premises and shall diligently prosecute such installation to completion.

8.4 Termination. Upon any termination of this Lease under any of the provisions of this Article 8, Landlord and Tenant each shall be released without further obligations to the other coincident with the surrender of possession of the Leased Premises to Landlord, except for items which have previously accrued and remain unpaid. In the event of termination, all proceeds from Tenant’s property insurance coverage covering Tenant’s improvements and/or alterations installed pursuant to Article 5.2, but excluding proceeds for trade fixtures, merchandise, signs and other removable personal property, shall be disbursed and paid to Landlord.

8.5 Abatement. In the event of repair, reconstruction and restoration of the Leased Premises as a result of damage or destruction, Annual Basic Rent and Additional Rent shall be abated proportionately with the degree to which Tenant’s use of the Leased Premises is impaired commencing from the date of destruction and continuing during the period of such repair, reconstruction or restoration. Tenant shall continue the operation of Tenant’s business at the Leased Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management. Except as set forth in this Article 8.5, Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Leased Premises, or the building of which the Leased Premises are a part, Tenant’s personal property or for any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

8.6 Conflict. Landlord and Tenant acknowledge and agree that the provisions of this Article 8 are the result of arms’ length negotiations between Landlord and Tenant and that in the event of any conflict between the provisions of this Article 8 and any statutory or common law rights of termination which may arise by reason of any partial or total destruction of the Leased Premises, including the provisions of A.R.S. § 33-343, the provisions of this Article 8 shall prevail.

9. WAIVER OF SUBROGATION

Landlord and Tenant each hereby waives their respective rights and the subrogation rights of their respective insurers against Tenant or Landlord, as applicable, and any other tenants of space in the Building, the Property or the Project, as well as their respective members, officers, employees, agents, authorized representatives and invitees, with respect to any claims including, but not limited to, claims for injury to any persons, and/or damage to the Leased Premises and/or any fixtures, equipment, personal property, furniture, improvements and/or alterations in or to the Leased Premises, which are caused by or result from (a) risks or damages required to be insured against under this Lease under a policy of property insurance, or (b) risks and damages which are insured against by property insurance policies maintained by Landlord or Tenant, as applicable from time to time. Each of Tenant and Landlord shall obtain for the other party from its respective insurers under each policy required by this Lease a waiver of all rights of subrogation which such insurers of Tenant or Landlord, as applicable, might otherwise have against Landlord or Tenant, as applicable.

10. LANDLORD’S RIGHT TO PERFORM TENANT OBLIGATIONS

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Annual Basic Rent or Additional Rent. If Tenant shall fail to pay any sum of money, other than Annual Basic Rent, required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may (but shall not be obligated to do so) without waiving or releasing Tenant from any of Tenant’s obligations, make any such payment or perform any such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the greater of (a) ten percent (10%) per annum or (b) the rate of interest per annum publicly announced, quoted or published, from time to time, by Wells Fargo Bank, NA, (or its successor in interest) as its “prime rate” plus two (2) percentage points, from the date of such payment by Landlord until reimbursement in full by Tenant (the “Default Rate”), shall be payable to Landlord as Additional Rent with the next monthly installment of Annual Basic Rent; provided, however, in no event shall the Default Rate exceed the maximum rate (if any) permitted by applicable law.

11. DEFAULT AND REMEDIES

11.1 Event of Default. The occurrence of any one or more of the following events will constitute an “Event of Default” on the part of Tenant.

(a) Failure to pay any installment of Annual Basic Rent, any Additional Rent or any other sum required to be paid by Tenant under this Lease, when due, which failure is not cured within fifteen (15) days after written notice thereof by Landlord to Tenant;

(b) Failure to perform any of the other covenants or conditions which Tenant is required to observe and perform (except failure in the payment of Annual Basic Rent, Additional Rent or any other monetary obligation contained in this Lease) and such failure shall continue for thirty (30) days (or such shorter period of time as may reasonably be specified by Landlord in the event of an emergency) after written notice thereof by Landlord to Tenant, provided that if such default is other than the payment of money and cannot be cured within such thirty (30) day period, then an Event of Default shall not have occurred if Tenant, within such thirty (30) day period, commences curing of such failure and diligently in good faith prosecutes the same to completion and furnishes evidence thereof to Landlord within ninety (90) days thereafter;

(c) If any warranty, representation or statement made by Tenant to Landlord in connection with this Lease is or was materially false or misleading when made or furnished;

(d) The levy of a writ of attachment or execution or other judicial seizure of substantially all of Tenant’s assets or its interest in this Lease, such attachment, execution or other seizure remaining undismissed or discharged for a period of sixty (60) days after the levy thereof;

(e) The filing of any petition by or against Tenant to declare Tenant a bankrupt or to delay, reduce or modify Tenant’s debts or obligations, which petition is not discharged within sixty (60) days after the date of filing;

(f) The filing of any petition or other action taken to reorganize or modify Tenant’s capital structure, which petition is not discharged within sixty (60) days after the date of filing;

(g) If Tenant shall be declared insolvent according to law;

(h) A general assignment by Tenant for the benefit of creditors;

(i) The appointment of a receiver or trustee for Tenant or all or any of their respective property, which appointment is not discharged within sixty (60) days after the date of filing;

(j) The filing by Tenant of a voluntary petition pursuant to the Bankruptcy Code or any successor thereto or the filing of an involuntary petition against Tenant pursuant to the Bankruptcy Code or any successor legislation, which petition is not discharged within forty-five (45) days after the date of filing; or

(k) The occurrence of an Event of Default under the other provisions of this Lease.

11.2 Remedies. Upon the occurrence of an Event of Default under this Lease by Tenant that is not remedied with the applicable cure periods, Landlord may, without prejudice to any other rights and remedies available to a landlord at law, in equity or by statute, exercise one or more of the following remedies, all of which shall be construed and held to be cumulative and non-exclusive. (a) Terminate this Lease and re-enter and take possession of the Leased Premises, in which event, Landlord is authorized to make such repairs, redecorating, refurbishments or improvements to the Leased Premises as may be necessary in the reasonable opinion of Landlord acting in good faith for the purposes of reletting the Leased Premises and the costs and expenses incurred in respect of such repairs, redecorating and refurbishments and the expenses of such reletting (including brokerage commissions) shall be paid by Tenant to Landlord within fifteen (15) days after receipt of Landlord’s statement; or (b) Without terminating this Lease, re-enter and take possession of the Leased Premises; or (c) Without such re-entry, recover possession of the Leased Premises in the manner prescribed by any statute relating to summary process, and any demand for Annual Basic Rent, re-entry for condition broken, and any and all notices to quit, or other formalities of any nature to which Tenant may be entitled, are hereby specifically waived to the extent permitted by law; or (d) Without terminating this Lease, Landlord may relet the Leased Premises as Landlord may see fit without thereby voiding or terminating this Lease, and for the purposes of such reletting, Landlord is authorized to make such repairs, redecorating, refurbishments or improvements to the Leased Premises as may be necessary in the reasonable opinion of Landlord acting in good faith for the purpose of such reletting, and if a sufficient sum is not realized from such reletting (after payment of all costs and expenses of such repairs, redecorating and refurbishments and expenses of such reletting (including brokerage commissions) and the collection of rent accruing therefrom) each month to equal the Annual Basic Rent and Additional Rent payable hereunder, then Tenant shall pay such deficiency each month within fifteen (15) days after receipt of Landlord’s statement; provided, however, Landlord may first lease Landlord’s other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant with respect to any such reletting; or (e) Landlord may declare immediately due and payable all the remaining installments of Annual Basic Rent and Additional Rent, and such amount, less the fair rental value of the Leased Premises for the remainder of the Lease Term shall be paid by Tenant within fifteen (15) days after receipt of Landlord’s statement. Landlord shall not by re-entry or any other act, be deemed to have terminated this Lease, or the liability of Tenant for the total Annual Basic Rent and Additional Rent reserved hereunder or for any installment thereof then due or thereafter accruing, or for damages, unless Landlord notifies Tenant in writing that Landlord has so elected to terminate this Lease. After the occurrence of an Event of Default, the acceptance of Annual Basic Rent or Additional Rent, or the failure to re-enter by Landlord shall not be deemed to be a waiver of Landlord’s right to thereafter terminate this Lease and exercise any other rights and remedies available to it, and Landlord may re-enter and take possession of the Leased Premises as if no Annual Basic Rent or Additional Rent had been accepted after the occurrence of an Event of Default. Upon an Event of Default, Tenant shall also pay to Landlord all costs and expenses incurred by Landlord, including court costs and reasonable attorneys’ fees, in retaking or otherwise obtaining possession of the Leased Premises, removing and storing all equipment, fixtures and personal property on the Leased Premises and otherwise enforcing any of Landlord’s rights, remedies or recourses arising as a result of an Event of Default.

11.3 Additional Remedies. All of the remedies given to Landlord in this Lease in the event Tenant commits an Event of Default are in addition to all other rights or remedies available to a landlord at law, in equity or by statute. All rights, options and remedies available to Landlord shall be construed and held to be cumulative, and no one of them shall be exclusive of the other. Upon the occurrence of an Event of Default, all rights, privileges and contingencies which may be exercised by Tenant under the Lease, including, without limitation, options to renew, extend and expand, as well as relocation rights, contraction rights and any other rights which may be exercised by Tenant during the Lease Term, shall be void and of no further force and effect.

11.4 Interest on Past Due Amounts. In addition to the late charge described in Article 12 below, if any installment of Annual Basic Rent or Additional Rent is not paid promptly when due, it shall bear interest at the Default Rate; provided, however, this provision shall not relieve Tenant from any default in the making of any payment at the time and in the manner required by this Lease; and provided, further, in no event shall the Default Rate exceed the maximum rate (if any) permitted by applicable law.

11.5 Landlord Default. In the event Landlord should neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this Lease on its part to be performed or observed, and such failure continues for thirty (30) days after written notice of default (or if more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to commence the curing of such default within such thirty (30) day period and proceed diligently thereafter but not to exceed an additional sixty (60) days), then Landlord shall be responsible to Tenant for any actual damages sustained by Tenant as a result of Landlord’s breach, but not special or consequential damages. Should Tenant give written notice to Landlord to correct any default, Tenant shall give similar notice to the holder of any mortgages or deeds of trust against the Building or the lessor of any ground lease (provided that the names and addresses of such holders or lessors have been provided to Tenant), and prior to any cancellation of this Lease, the holder of such mortgage or deed of trust and/or the lessor under such ground lease shall be given a reasonable period of time to correct or remedy such default. If and when such holder of such mortgage or deed of trust and/or the lessor under any such ground lease has made performance on behalf of Landlord, the default of Landlord shall be deemed cured. Tenant shall have no right to terminate this Lease, except as expressly provided elsewhere in this Lease.

12. LATE PAYMENTS

Tenant hereby acknowledges that the late payment by Tenant to Landlord of any monthly installment of Annual Basic Rent, any Additional Rent or any other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include but are not limited to processing, administrative and accounting costs. Accordingly, if any monthly installment of Annual Basic Rent, any Additional Rent or any other sum due from Tenant shall not be received by Landlord within fifteen (15) days after the date when due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount or Two Hundred and No/100 Dollars ($200.00), whichever is greater. Tenant acknowledges that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payments by Tenant. Neither assessment nor acceptance of a late charge by Landlord shall constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord. Nothing contained in this Article 12 shall be deemed to condone, authorize, sanction or grant to Tenant an option for the late payment of Annual Basic Rent, Additional Rent or any other sum due hereunder.

13. SURRENDER

13.1 Surrender. Tenant shall, upon the expiration or earlier termination of this Lease, peaceably surrender the Leased Premises, including any Tenant Improvements, in a janitorial clean condition and otherwise in as good condition as when Tenant took possession, except for (i) reasonable wear and tear subsequent to the last repair, replacement, restoration, alteration or renewal; (ii) loss by fire or other casualty, and (iii) loss by condemnation. If Tenant shall abandon, vacate or surrender the Leased Premises, or be dispossessed by process of law or otherwise, any personal property and fixtures belonging to Tenant and left in the Leased Premises shall be deemed abandoned and, at Landlord’s option, title shall pass to Landlord under this Lease as by a bill of sale. Landlord may, however, if it so elects, remove all or any part of such personal property from the Leased Premises and the costs incurred by Landlord in connection with such removal, including reasonable storage costs and the cost of repairing any damage to the Leased Premises, the Building and/or the Project caused by such removal shall be paid by Tenant within fifteen (15) days after receipt of Landlord’s statement. Upon the expiration or earlier termination of this Lease, Tenant shall surrender to Landlord all keys to the Leased Premises and shall inform Landlord of the combination of any vaults, locks and safes left on the Leased Premises. The obligations of Tenant under this Article 13.1 shall survive the expiration or earlier termination of this Lease. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, without limitation, any claims made by any succeeding Tenant founded on such delay. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Leased Premises for the express purpose of arranging a meeting with Landlord for a joint inspection of the Leased Premises. In the event of Tenant’s failure to give such notice or to participate in such joint inspection, Landlord’s inspection at or after Tenant’s vacation of the Leased Premises shall be conclusively deemed correct for purposes of determining Tenant’s liability for repairs and restoration hereunder.

14. INDEMNIFICATION AND EXCULPATION

14.1 Indemnification. To the fullest extent permitted by law, Tenant will, at Tenant’s sole cost and expense, Indemnify Landlord Parties against all Claims arising from (i) any Personal Injury, Bodily Injury or Property Damage whatsoever occurring in or at the Leased Premises; (ii) any Bodily Injury to an employee of a Tenant Party arising out of and in the course of employment of the employee and occurring anywhere in the Property; (iii) the use or occupancy, or manner of use or occupancy, or conduct or management of the Leased Premises or of any business therein; (iv) subject to the waiver of subrogation provisions of this Lease, any act, error, omission or negligence of any of the Tenant Parties in, on or about the Leased Premises or the Property; (v) the conduct of Tenant’s business; (vi) any alterations, activities, work or things done, omitted, permitted or allowed by Tenant Parties in, at or about the Leased Premises or Property, including the violation of or failure to comply with, or the alleged violation of or alleged failure to comply with any applicable laws, statutes, ordinances, standards, rules, regulations, orders, or judgments in existence on the date of the Lease or enacted, promulgated or issued after the date of this Lease including Hazardous Materials Laws (defined below); (vii) any breach or default by Tenant in the full and prompt payment of any amount due under this Lease, any breach, violation or nonperformance of any term, condition, covenant or other obligation of Tenant under this Lease, or any misrepresentation made by Tenant of Tenant’s obligations in connection with this Lease (viii) all damages sustained by Landlord as a result of any holdover by Tenant or any Tenant Party in the Leased Premises including, but not limited to, any claims by another tenant resulting from a delay by Landlord in delivering possession of the Leased Premises to such tenant; (ix) any liens or encumbrances arising out of any work performed or materials furnished by or for Tenant; (x) commissions or other compensation or charges claimed by any real estate broker or agent, other than the Brokers specified in the Basic Provisions, with respect to this Lease by, through or, under Tenant or, (xi) any matter enumerated in Article 14.2 below, except in each case to the extent arising from the negligence or willful misconduct of Landlord Parties. Except for the negligence or willful misconduct of any Tenant Party, or a breach of this Lease by any Tenant Party, Landlord hereby Indemnifies Tenant Parties against any and all Claims which either (i) arise from or in connection with Personal Injury, Bodily Injury and/or Property Damage resulting from any negligence or willful misconduct of any Landlord Party in connection with the Building Common Areas; or (ii) result from any default, breach, violation or non-performance of this Lease by Landlord.

14.2 Waivers. Except to the extent arising from the negligence or willful misconduct of Landlord Parties and except as otherwise set forth in this Lease, to the fullest extent permitted by law, Tenant, on behalf of all Tenant Parties, Waives all Claims against Landlord Parties arising from the following: (i) any Personal Injury, Bodily Injury, or Property Damage occurring in or at the Leased Premises; (ii) any loss of or damage to property of a Tenant Party located in the Leased Premises or other part of the Property by theft or otherwise; (iii) any Personal Injury, Bodily Injury, or Property Damage to any Tenant Party caused by other tenants of the Property, parties not occupying space in the Property, occupants of property adjacent to the Property, or the public or by the construction of any private, public, or quasi-public work occurring either in the Leased Premises or elsewhere in the Property; (iv) any interruption or stoppage of any utility service or for any damage to persons or property resulting from such stoppage; (v) business interruption or loss of use of the Leased Premises suffered by Tenant; (vi) any latent defect in construction of the Building; (vii) damages or injuries or interference with Tenant’s business, loss of occupancy or quiet enjoyment and any other loss resulting from the exercise by Landlord of any right or the performance by Landlord of Landlord’s maintenance or other obligations under this Lease, or (viii) any Bodily Injury to an employee of a Tenant Party arising out of and in the course of employment of the employee and occurring anywhere in the Property.

14.3 Definitions. For purposes of this Article 14: (i) the term “Tenant Parties” means Tenant, and Tenant’s officers, members, partners, agents, employees, sublessees, licensees, invitees and independent contractors, and all persons and entities claiming through any of these persons or entities; (ii) the term “Landlord Parties” means Landlord and the partners, venturers, trustees and ancillary trustees of Landlord and the respective officers, directors, shareholders, members, parents, subsidiaries and any other affiliated entities, personal representatives, executors, heirs, assigns, licensees, invitees, beneficiaries, agents, servants, employees and independent contractors of these persons or entities; (iii) the term “Indemnify” means indemnify, defend (with counsel reasonably acceptable to Landlord) and hold free and harmless for, from and against; (iv) the term “Claims” means all liabilities, claims, damages (including consequential damages), losses, penalties, litigation, demands, causes of action (whether in tort or contract, in law or at equity or otherwise), suits, proceedings, judgments, disbursements, charges, assessments, and expenses (including attorneys’ and experts’ fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding); (v) the term “Waives” means that the Tenant Parties waive and knowingly and voluntarily assume the risk of; and (vi) the terms “Bodily Injury”, “Personal Injury” and “Property Damage” will have the same meanings as in the form of commercial general insurance policy issued by Insurance Services Office, Inc. most recently prior to the date of the injury or loss in question.

14.4 Obligations Independent of Insurance. The indemnification provided in Article 14 may not be construed or interpreted as in any way restricting, limiting or modifying Tenant’s insurance or other obligations under this Lease, and the provisions of Article 14.1 are independent of Tenant’s insurance and other obligations. Tenant’s compliance with the insurance requirements and other obligations under this Lease does not in any way restrict, limit or modify Tenant’s indemnification obligations under this Lease.

14.5 Survival. The provisions of this Article 14 will survive the expiration or earlier termination of this Lease until all Claims against Landlord Parties involving any of the indemnified or waived matters are fully and finally barred by the applicable statutes of limitations.

14.6 Duty to Defend. Tenant’s duty to defend Landlord Parties is separate and independent of Tenant’s duty to Indemnify Landlord Parties. Tenant’s duty to defend includes Claims for which Landlord Parties may be liable without fault or may be strictly liable. Tenant’s duty to defend applies regardless of whether issues of negligence, liability, fault, default or other obligation on the part of Tenant Parties have been determined. Tenant’s duty to defend applies immediately, regardless of whether Landlord Parties have paid any sums or incurred any detriment arising out of or relating, directly or indirectly, to any Claims. It is the express intention of Landlord and Tenant that Landlord Parties will be entitled to obtain summary adjudication regarding Tenant’s duty to defend Landlord Parties at any stage of any Claim within the scope of this Article 14.

15. ENTRY BY LANDLORD

Landlord reserves and shall have the right to enter the Leased Premises, to inspect the same with at least forty-eight (48) hours of notice (except in an emergency), to supply janitorial service and other services to be provided by Landlord to Tenant hereunder, to submit the Leased Premises to prospective purchasers or tenants within the last six (6) months of the Lease Term or Extension Term, to post notices of non-responsibility, and to alter, improve or repair the Leased Premises and any portion of the Building of which the Leased Premises are a part, without abatement of Annual Basic Rent or Additional Rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that access into the Leased Premises shall not be blocked thereby, and further providing that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Leased Premises or any loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon or about the Leased Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all reasonable means which Landlord may deem proper to open such doors in an emergency in order to obtain entry to the Leased Premises, and any entry to the Leased Premises obtained by Landlord by any such means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises or an eviction of Tenant from all or any portion of the Leased Premises. Nothing in this Article 15 shall be construed as obligating Landlord to perform any repairs, alterations or maintenance except as otherwise expressly required elsewhere in this Lease.

16. INTENTIONALLY OMITTED

17. ASSIGNMENT AND SUBLETTING

17.1 Consent of Landlord Required. Tenant shall not transfer or assign this Lease or any right or interest hereunder, or sublet the Leased Premises or any part thereof, without first obtaining Landlord’s prior written consent, which consent Landlord may not unreasonably withhold, condition or delay. No transfer or assignment (whether voluntary or involuntary, by operation of law or otherwise) or subletting shall be valid or effective without such prior written consent. Should Tenant attempt to make or allow to be made any such transfer, assignment or subletting, except as aforesaid, or should any of Tenant’s rights under this Lease be sold or otherwise transferred by or under court order or legal process or otherwise, then, and in any of the foregoing events Landlord may, at its option, treat such act as an Event of Default by Tenant. Should Landlord consent to a transfer, assignment or subletting, such consent shall not constitute a waiver of any of the restrictions or prohibitions of this Article 17, and such restrictions or prohibitions shall apply to each successive transfer, assignment or subletting hereunder, if any.

17.2 Permitted Transfers. Notwithstanding the foregoing, Landlord hereby acknowledges and consents to Tenant’s right, without further approval from Landlord but only after written notice to Landlord to sublease the Leased Premises or assign its interest in this Lease (i) to a corporation that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Tenant; (ii) in the event of the merger or consolidation of Tenant with another corporation; or (iii) in the event of a sale or transfer of all or substantially all of the stock of Tenant or substantially all of Tenant’s assets (collectively, the “Permitted Transfers”), provided that immediately following the events enumerated in clauses (i) through (iii) above, the net worth of Tenant, calculated in accordance with generally accepted accounting principles, consistently applied, and the credit standing of Tenant is not less than the net worth, calculated in accordance with generally accepted accounting principles, consistently applied, and credit standing of Tenant as of the Date of this Lease. No Permitted Transfer shall relieve Tenant of its liability under this Lease and Tenant shall remain liable to Landlord for the payment of all Annual Basic Rent and Additional Rent and under performance of all covenants and conditions of this Lease applicable to Tenant. The provisions of Articles 17.4 and 17.5 shall not be applicable to a Permitted Transfer.

17.3 Delivery of Information. If Tenant wishes at any time to assign this Lease or sublet the Leased Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord. (a) the name of the proposed subtenant or assignee; (b) the nature of the proposed subtenant’s or assignee’s business to be carried on in the Leased Premises; (c) the terms and the provisions of the proposed sublease or assignment, including a copy of the proposed instrument of assignment and/or sublease; (d) three (3) years audited financial statements with respect to the proposed subtenant or assignee, including balance sheets and income statements (if, however, audited financial statements are not available, Tenant shall submit unaudited financial statements accompanied by tax returns for the years in question) and such other financial information as Landlord may reasonably request concerning the proposed subtenant or assignee; and (e) a non-refundable processing fee in the amount of Five Hundred and No/100 Dollars ($500.00). Tenant’s failure to comply with the provisions of this Article 17.3 shall entitle Landlord to withhold its consent to the proposed assignment or subletting.

17.4 Recapture. If Tenant proposes to assign its interest in this Lease, Landlord may, at its option, upon written notice (the “Assignment Recapture Notice”), to Tenant within fifteen (15) days after Landlord’s receipt of the information specified in Article 17.3 above, elect to recapture all or any portion of the Leased Premises, and within sixty (60) days after notice of such election has been given to Tenant, this Lease shall terminate unless Tenant shall, within ten (10) days after delivery of the Assignment Recapture Notice to Tenant, deliver to Landlord written notice withdrawing its notification delivered pursuant to Article 17.3. If Tenant proposes to sublet all or any portion of the Leased Premises, Landlord may, at Landlord’s option, upon notice to Tenant (the “Sublease Recapture Notice”) within fifteen (15) days after Landlord’s receipt of Tenant’s notification delivered pursuant to Article 17.3, elect to recapture such portion of the Leased Premises as Tenant proposes to sublet, and within sixty (60) days after notice of such election has been given to Tenant, this Lease shall terminate as to the portion of the Leased Premises recaptured, unless within ten (10) days after delivery to Tenant of the Sublease Recapture Notice, Tenant delivers to Landlord written notice withdrawing its notification delivered pursuant to Article 17.3. If all or a portion of the Leased Premises is recaptured by Landlord pursuant to this Article 17.4, Tenant shall promptly execute and deliver to Landlord a termination agreement setting forth the termination date with respect to the Leased Premises or the recaptured portion thereof, and prorating the Annual Basic Rent, Additional Rent and other charges payable hereunder to such date. In the event Landlord exercises its right to recapture the Leased Premises or a portion thereof in accordance with the provisions of this Article 17.4, Landlord may, in its sole discretion, enter into a lease with the proposed assignee or sublessee without incurring any liability to Tenant on account thereof. If Landlord does not elect to recapture as set forth above, Tenant may thereafter enter into a valid assignment or sublease with respect to the Leased Premises, provided that Landlord consents thereto pursuant to this Article 17, and provided further, that (a) such assignment or sublease is consummated within ninety (90) days after Landlord has given its consent, (b) Tenant pays all amounts then owed to Landlord under this Lease, (c) there is not in existence an Event of Default as of the effective date of the assignment or sublease, (d) there have been no material changes with respect to the financial condition of the proposed subtenant or assignee or the business such party intends to conduct in the Leased Premises, and (e) a fully executed original of such assignment or sublease providing for an express assumption by the assignee or subtenant of all of the terms, covenants and conditions of this Lease is promptly delivered to Landlord.

17.5 No Release from Liability. Landlord may collect Annual Basic Rent and Additional Rent from the assignee, subtenant, occupant or other transferee, and apply the amount so collected, first to the monthly installments of Annual Basic Rent, then to any Additional Rent and other sums due and payable to Landlord, and the balance, if any, to Landlord, but no such assignment, subletting, occupancy, transfer or collection shall be deemed a waiver of Landlord’s rights under this Article 17, or the acceptance of the proposed assignee, subtenant, occupant or transferee. Notwithstanding any assignment, sublease or other transfer (with or without the consent of Landlord), Tenant shall remain primarily liable under this Lease and shall not be released from performance of any of the terms, covenants and conditions of this Lease.

17.6 Landlord’s Expenses. If Landlord consents to an assignment, sublease or other transfer by Tenant of all or any portion of Tenant’s interest under this Lease, Tenant shall pay or cause to be paid to Landlord, any legal, accounting and other out of pocket expenses incurred by Landlord to the extent such expenses, fees and costs exceed the processing fee delivered by Tenant to Landlord pursuant to Article 17.3(e) above.

17.7 Assumption Agreement. If Landlord consents to an assignment, sublease or other transfer by Tenant of all or any portion of Tenant’s interest under this Lease, Tenant shall execute and deliver to Landlord, and cause the transferee to execute and deliver to Landlord, an instrument in the form and substance acceptable to Landlord in which (a) the transferee adopts this Lease and assumes and agrees to perform, jointly and severally with Tenant, all of the obligations of Tenant hereunder, (b) Tenant acknowledges that it remains primarily liable for the payment of Annual Basic Rent, Additional Rent and other obligations under this Lease, (c) Tenant subordinates to Landlord’s statutory lien, contract lien and security interest, any liens, security interests or other rights which Tenant may claim with respect to any property of transferee and (d) the transferee agrees to use and occupy the Leased Premises solely for the purpose specified in Article 18 and otherwise in strict accordance with this Lease.

17.8 Withholding Consent. Without limiting the grounds for withholding consent which may be reasonable, it shall be reasonable for Landlord to withhold consent (a) if the proposed assignee or subtenant is a tenant in default of such tenant’s lease (or the termination by such assignee or subtenant of such lease in order to sublease from Tenant will be a default under the same) in a building in the Phoenix, Arizona metropolitan area owned by Landlord or by an affiliate of Landlord or any of Landlord’s constituent partners or principals; or (b) if the proposed assignee or subtenant is a governmental or quasi- governmental entity, agency, department or any subdivision thereof; or (c) if the use by the proposed assignee or subtenant would violate the terms of this Lease, or any restrictive use covenant or exclusive rights granted by Landlord; or (d) if the nature of the proposed assignee or subtenant or its business would not be consistent with the operation of a first class, institutional grade office building; or (e) if the proposed assignee or subtenant does not intend to occupy the Leased Premises for its own use, or (f) if the proposed assignee or subtenant is an existing tenant of the Project, or is a prospective tenant of the Project with whom Landlord or its broker have discussed leasing space in the last six (6) months and Landlord has space comparable to the Leased Premises available in the Building; or (g) if the use contemplated by the proposed assignee or subtenant would overburden, in Landlord’s reasonable business judgment, the Parking Accommodations of the Project; or (h) if Tenant or an affiliate of Tenant is in breach or default of this Lease or any other agreement between Landlord and Tenant relating to the Project.

18. USE OF LEASED PREMISES AND RUBBISH REMOVAL

18.1 Use. The Leased Premises are leased to Tenant solely for the Permitted Use set forth in Article 1.9 above and for no other purpose whatsoever. Tenant shall not use or occupy or permit the Leased Premises to be used or occupied, nor shall Tenant do or permit anything to be done in or about the Leased Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any casualty or other insurance on the Building, the Project or any of their respective contents, or make void or voidable or cause a cancellation of any insurance policy covering the Building, the Project or any part thereof or any of their respective contents. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building and/or the Project which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or the Project or injure them. Tenant shall not use or allow the Leased Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Leased Premises, the Building and/or the Project. In addition, Tenant shall not commit or suffer to be committed any waste in or upon the Leased Premises, the Building and/or the Project. Tenant shall not use the Leased Premises, the Building and/or the Project or permit anything to be done in or about the Leased Premises, the Building and/or the Project which will in any way conflict with any matters of record, or any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, and shall, at its sole cost and expense, promptly comply with all matters of record and all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be in force and with the requirements of any Board of Fire Underwriters or other similar body now or hereafter constituted, foreseen or unforeseen, ordinary as well as extraordinary, relating to or affecting the condition, use or occupancy of the Project, excluding structural changes not relating to or affected by Tenant’s improvements or acts. The judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any matters of record, or any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact between Landlord and Tenant. In addition, Tenant shall not place a load upon any floor of the Leased Premises which exceeds the load per square foot, which the floor was designed to carry, nor shall Tenant install business machines or other mechanical equipment in the Leased Premises which cause noise or vibration that may be transmitted to the structure of the Building.

18.2 Rubbish Removal. Tenant shall keep the Leased Premises clean, both inside and outside, subject, however, to Landlord’s obligation as set forth in Article 6.2 above. Tenant shall not burn any materials or rubbish of any description upon the Leased Premises. Tenant shall keep all accumulated rubbish in covered containers. In the event Tenant fails to keep the Leased Premises in the proper condition, Landlord may cause the same to be done for Tenant and Tenant shall pay the expenses incurred by Landlord on demand, together with interest at the Default Rate, as Additional Rent. Tenant shall, at its sole cost and expense, comply with all present and future laws, orders and regulations of all state, county, federal, municipal governments, departments, commissions and boards regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may, at Landlord’s option, be removed from the Leased Premises in accordance with a collection schedule prescribed by law. Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse or trash that is not separated and sorted as required by law, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense using a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Article 18.2, and, at Tenant’s sole cost and expense, Tenant shall indemnify, defend and hold Landlord and Landlord’s agents and employees harmless (including legal fees and expenses) from and against, and shall be responsible for, all actions, claims, liabilities and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

19. SUBORDINATION AND ATTORNMENT

19.1 Subordination. This Lease and all rights of Tenant hereunder shall be, at the option of Landlord, subordinate to (a) all matters of record, (b) all ground leases, overriding leases and underlying leases (collectively referred to as the “leases”) of the Building or the Project now or hereafter existing, (c) all mortgages and deeds of trust (collectively referred to as the “mortgages”) which may now or hereafter encumber or affect the Building or the Project, and (d) all renewals, modifications, amendments, replacements and extensions of leases and mortgages and to spreaders and consolidations of the mortgages, whether or not leases or mortgages shall also cover other lands, buildings or leases, subject to the delivery to Tenant of a commercially reasonable form of subordination, non-disturbance and attornment agreement from such Superior Lessor (as defined below) or Superior Mortgagee (as defined below), as the case may be. Any lease to which this Lease is subject and subordinate is called a “Superior Lease” and the lessor under a Superior Lease or its assigns or successors in interest is called a “Superior Lessor”. Any mortgage to which this Lease is subject and subordinate is called a “Superior Mortgage” and the holder of a Superior Mortgage is called a “Superior Mortgagee”. If Landlord, a Superior Lessor or a Superior Mortgagee requires that such instruments be executed by Tenant, Tenant’s failure to do so within thirty (30) days after request therefor shall be deemed an Event of Default under this Lease. Tenant waives any right to terminate this Lease because of any foreclosure proceedings. Tenant hereby irrevocably constitutes and appoints Landlord (and any successor Landlord) as Tenant’s attorney-in-fact, with full power of substitution coupled with an interest, to execute and deliver to any Superior Lessor or Superior Mortgagee any documents required to be executed by Tenant for and on behalf of Tenant if Tenant shall have failed to do so within thirty (30) days after request therefore.

19.2 Attornment. If any Superior Lessor or Superior Mortgagee (or any purchaser at a foreclosure sale) succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action, or the delivery of a new lease or deed (a “Successor Landlord”), Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment, provided, however, that such Superior Lessor or Superior Mortgagee (or any purchaser at a foreclosure sale) shall assume the obligations of the Landlord under this Lease, arising from and after the date of transfer.

20. ESTOPPEL CERTIFICATE

Tenant shall, whenever requested by Landlord within thirty (30) days after written request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying: (a) that this Lease is unmodified and in full force and effect, (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); (b) the dates to which Annual Basic Rent, Additional Rent and other charges are paid in advance, if any; (c) that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if any are claimed; (d) that Tenant has paid Landlord the Security Deposit, (e) the Commencement Date and the scheduled expiration date of the Lease Term, (f) the rights (if any) of Tenant to extend or renew this Lease or to expand the Leased Premises and (g) the amount of Annual Basic Rent, Additional Rent and other charges currently payable under this Lease. In addition, such statement shall provide such other information and facts Landlord may reasonably require. Any such statement may be relied upon by any prospective or existing purchaser, ground lessee or mortgagee of all or any portion of the Property, as well as by any other assignee of Landlord’s interest in this Lease. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord (ii) that there are no uncured defaults in Landlord’s performance hereunder; (iii) that Tenant has paid to Landlord the Security Deposit; (iv) that not more than one month’s installment of Annual Basic Rent or Additional Rent has been paid in advance; (v) that the Commencement Date and the scheduled expiration date of the Lease Term are as stated therein, (vii) that the Annual Basic Rent, Additional Rent and other charges are as set forth therein and (viii) that the other information and facts set forth therein are true and correct. Landlord shall, whenever requested by Tenant within thirty (30) days after written request by Tenant, execute, acknowledge and deliver to Tenant a statement in writing certifying: (a) that this Lease is unmodified and in full force and effect, (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); (b) the dates to which Annual Basic Rent, Additional Rent and other charges are paid in advance, if any; (c) that there are not, to Landlord’s knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if any are claimed; (d) the Commencement Date and the scheduled expiration date of the Lease Term, and (e) the amount of Annual Basic Rent, Additional Rent and other charges currently payable under this Lease.

21. SIGNS

Landlord shall retain absolute control over the exterior appearance of the Building and the exterior appearance of the Leased Premises as viewed from the public halls. Tenant shall not install, or permit to be installed, any drapes, shutters, signs, lettering, advertising, or any items that will in any way, in the sole opinion of Landlord, adversely alter the exterior appearance of the Building or the exterior appearance of the Leased Premises as viewed from the public halls or the exterior of the Building. Landlord will initially provide to Tenant, at Landlord’s cost and expense: (i) one building standard tenant identification sign adjacent to the entry door of the Leased Premises and; (ii) one standard building directory listing. Tenant, at Tenant’s cost and expense, may install a sign panel (location to be determined by Landlord in its sole and absolute discretion) on the Building’s monument sign. The foregoing signs will conform to Landlord’s sign criteria.

22. PARKING

22.1 Parking Accommodations. Landlord shall provide, operate and maintain parking accommodations (the “Parking Accommodations”), together with necessary access, having a capacity adequate in Landlord’s opinion to accommodate the requirements of the Building. No storage of vehicles or parking for more than twenty-four (24) hours shall be allowed without Landlord’s prior written consent. Tenant acknowledges and agrees that Landlord shall not be liable for damage, loss or theft of property or injury to persons in, upon or about the Parking Accommodations from any cause whatsoever. Landlord shall have the right to establish, and from time to time change, alter and amend, and to enforce against all users of the Parking Accommodations, such reasonable requirements and restrictions as Landlord deems necessary and advisable for the proper operation and maintenance of the Parking Accommodations, including, without limitation, designation of particular areas for reserved, visitor and/or employee parking, and establishment of a reasonable rental charge for the use of the Parking Accommodations by tenants of the Building, the Project and/or the general public, as a part of the Rules and Regulations of the Building referenced in Article 29 below.

22.2 Parking Spaces. Tenant is hereby allocated the number of uncovered, unreserved parking spaces and covered, reserved parking spaces designated in Article 1.16 and Article 1.17 above, entitling Tenant and its designees to park in uncovered, unreserved parking spaces and covered, reserved parking spaces, as applicable, located in the Parking Accommodations as designated by Landlord from time to time for use by Tenant, its employees and licensees, and for which Tenant shall pay the monthly charges set forth in Articles 1.16 and 1.17 above. Landlord and Tenant shall execute, prior to the Commencement Date an Uncovered, Unreserved Parking License in the form attached to this Lease as Exhibit “C-1” and a Covered, Reserved Parking License in the form attached to this Lease as Exhibit “C- 2”. Unreserved parking spaces shall be available to Tenant, its employees and licensees on a “first come, first serve” basis. From time to time, but not more frequently than once each calendar year, Landlord reserves the right to reasonably increase the parking charges set forth in Article 1.17. Tenant and its employees shall not be entitled to park in visitor parking spaces so designated by Landlord, or in any other parking spaces other than those designated by Landlord for use by Tenant.

23. LIENS

Tenant shall keep the Leased Premises free and clear of all mechanic’s and materialmen’s liens. If, because of any act or omission (or alleged act or omission) of Tenant, any mechanics’, materialmen’s or other lien, charge or order for the payment of money shall be filed or recorded against the Leased Premises, the Project or the Building, or against any other property of Landlord (whether or not such lien, charge or order is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be canceled or discharged of record within thirty (30) days after Tenant shall have received written notice of the filing thereof, or Tenant may, within such thirty (30) day period, furnish to Landlord, a bond pursuant to A.R.S. §33-1004 (or any successor statute) and reasonably satisfactory to Landlord and all Superior Lessors and Superior Mortgagees against the lien, charge or order, in which case Tenant shall have the right to contest, in good faith, the validity or amount thereof.

24. HOLDING OVER

It is agreed that the date of termination of this Lease and the right of Landlord to recover immediate possession of the Leased Premises thereupon is an important and material matter affecting the parties hereto and the rights of third parties, all of which have been specifically considered by Landlord and Tenant. In the event of any continued occupancy or holding over of the Leased Premises without the express written consent of Landlord beyond the expiration or earlier termination of this Lease or of Tenants right to occupy the Leased Premises, whether in whole or in part, or by leaving property on the Leased Premises or otherwise, this Lease shall be deemed a monthly tenancy and Tenant shall pay one hundred fifty percent (150%) of the Annual Basic Rent then in effect, in advance at the beginning of the hold-over month(s), plus any Additional Rent or other charges or payments contemplated in this Lease, and any other costs, expenses, damages, liabilities and attorneys’ fees incurred by Landlord on account of Tenant’s holding over.

25. ATTORNEYS’ FEES

Tenant shall pay to Landlord all amounts for costs (including reasonable attorneys’ fees) incurred by Landlord in connection with any breach or default by Tenant under this Lease or incurred in order to enforce or interpret the terms or provisions of this Lease. Landlord shall pay to Tenant all amounts (including reasonable attorneys’ fees) incurred by Tenant in connection with any uncured breach or default by Landlord under this Lease. Such amounts shall be payable within fifteen (15) days after receipt by the applicable party of a statement therefor. In addition, if any action shall be instituted by either of the parties hereto for the enforcement or interpretation of any of their respective rights or remedies in or under this Lease, the prevailing party shall be entitled to recover from the losing party all costs incurred by the prevailing party in such action and any appeal therefrom, including reasonable attorneys’ fees to be fixed by the court. Further, should Landlord be made a party to any litigation between Tenant and any third party, then Tenant shall pay all costs and attorneys’ fees incurred by or imposed upon Landlord in connection with such litigation.

26. RESERVED RIGHTS OF LANDLORD

Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim:

(a) To name the Building and the Project and to change the name or street address of the Building or the Project;

(b) To install and maintain all signs on the exterior and interior of the Building and the Project;

(c) To designate all sources furnishing sign painting and lettering;

(d) To have pass keys to the Leased Premises and all doors therein, excluding Tenant’s vaults and safes;

(e) On reasonable prior notice to Tenant, to exhibit the Leased Premises to any prospective tenant (during the last six (6) months of the Lease Term), purchaser, mortgagee, or assignee of any mortgage on the Building or the Project and to others having interest therein at any time during the Lease Term;

(f) To take any and all measures, including entering the Leased Premises for the purposes of making inspections, repairs, alterations, additions and improvements to the Leased Premises or to the Building (including, for the purposes of checking, calibrating, adjusting and balancing controls and other parts of the Building systems) as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Leased Premises or the Building, or in order to comply with all laws, orders and requirements of governmental or other authorities, or as may otherwise be permitted or required by this Lease; provided, however, that Landlord shall provide forty-eight (48) hours of notice (except in an emergency) and shall endeavor (except in an emergency) to minimize interference with Tenant’s business in the Leased Premises;

(g) To install, use and maintain in and through the Leased Premises, pipes, conduits, wires, ducts and other facilities serving the Building; provided, however, that Landlord shall endeavor (except in an emergency) to minimize interference with Tenant’s business in the Leased Premises;

(h) To relocate various facilities within the Building and on the Project if Landlord shall determine such relocation to be in the best interest of the development of the Building and/or the Project, provided, that such relocation shall not be located in or materially restrict access to the Leased Premises;

(i) To change the nature, extent, arrangement, use and location of the Building Common Areas; provided access to the Leased Premises and Tenant’s parking rights under the Lease are not adversely affected;

(j) To make alterations or additions to and to build additional stories on the Building and to build additional buildings or improvements on the Project that shall not materially restrict access to the Leased Premises; and

(k) To install vending machines of all kinds in the Leased Premises and the Building, and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Leased Premises unless Tenant so requests.

Landlord further reserves the exclusive right to the roof of the Building. No easement for light, air, or view is included in the leasing of the Leased Premises to Tenant. Accordingly, any diminution or shutting off of light, air or view by any structure which may be erected on the Project or other properties in the vicinity of the Building shall in no way affect this Lease or impose any liability upon Landlord.

27. EMINENT DOMAIN

27.1 Taking. If the whole of the Building is lawfully and permanently taken by condemnation or any other manner for any public or quasi-public purpose, or by deed in lieu thereof, this Lease shall terminate as of the date of vesting of title in such condemning authority and the Annual Basic Rent and Additional Rent shall be pro rated to such date. If any part of the Building or Project is so taken, or if the whole of the Building is taken, but not permanently, then this Lease shall be unaffected thereby, except that (a) Landlord may terminate this Lease by notice to Tenant within ninety (90) days after the date of vesting of title in the condemning authority, and (b) if twenty percent (20%) or more of the Leased Premises shall be permanently taken and the remaining portion of the Leased Premises shall not be reasonably sufficient for Tenant to continue operation of its business, Tenant may terminate this Lease by notice to Landlord within ninety (90) days after the date of vesting of title in such condemning authority. This Lease shall terminate on the thirtieth (30th) day after receipt by Landlord of such notice, by which date Tenant shall vacate and surrender the Leased Premises to Landlord. The Annual Basic Rent and Additional Rent shall be pro rated to the earlier of the termination of this Lease or such date as Tenant is required to vacate the Leased Premises by reason of the taking. If this Lease is not terminated as a result of a partial taking of the Leased Premises, the Annual Basic Rent and Additional Rent shall be equitably adjusted according to the extent to which Tenant’s ability to use and access the Leased Premises is impacted.

27.2 Award. In the event of a taking of all or any part of the Building or the Project, all of the proceeds or the award, judgment, settlement or damages payable by the condemning authority shall be and remain the sole and exclusive property of Landlord, and Tenant hereby assigns all of its right, title and interest in and to any such award, judgment, settlement or damages to Landlord. Tenant shall, however, have the right, to the extent that the same shall not reduce or prejudice amounts available to Landlord, to claim from the condemning authority, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for relocation benefits, moving expenses, and damage to Tenant’s personal property and trade fixtures.

28. NOTICES

Any notice or communication given under the terms of this Lease shall be in writing and shall be delivered in person, sent by any public or private express delivery service or deposited with the United States Postal Service or a successor agency, certified or registered mail, return receipt requested, postage pre-paid, addressed as set forth in the Basic Provisions, or at such other address as a party may from time to time designate by notice hereunder. Notice shall be effective upon delivery. The inability to deliver a notice because of a changed address of which no notice was given or a rejection or other refusal to accept any notice shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by Landlord may be given by the legal counsel and/or the authorized agent of Landlord.

29. RULES AND REGULATIONS

Tenant shall abide by all rules and regulations (the “Rules and Regulations”) of the Building and the Project imposed by Landlord, as attached to this Lease as Exhibit “D” or as may hereafter be issued by Landlord. Such Rules and Regulations are imposed to enhance the cleanliness, appearance, maintenance, order and use of the Leased Premises, the Building and the Property, and the proper enjoyment of the Building and the Project by all tenants and their clients, customers and employees. The Rules and Regulations may be changed from time to time upon fifteen (15) days’ notice to Tenant. Breach of the Rules and Regulations by Tenant shall constitute an Event of Default if such breach is not fully cured within fifteen (15) days after written notice to Tenant by Landlord. Landlord shall not be responsible to Tenant for nonperformance by any other tenant, occupant or invitee of the Building or the Project of any Rules or Regulations. Landlord shall use commercially reasonable efforts to uniformly and without discrimination enforce such rules and regulations against all tenants of the Building and all other users of the Building Common Areas.

30. ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Annual Basic Rent and Additional Rent (jointly called “Rent” in this Article 30), shall be deemed to be other than on account of the earliest stipulated Rent due and not yet paid, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy in this Lease. No receipt of money by Landlord from Tenant after the termination of this Lease, after the service of any notice relating to the termination of this Lease, after the commencement of any suit, or after final judgment for possession of the Leased Premises, shall reinstate, continue or extend the Lease Term or affect any such notice, demand, suit or judgment.

31. HAZARDOUS MATERIALS

31.1 Hazardous Materials Laws. “Hazardous Materials Laws” means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions (including the so- called “common-law”) relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Leased Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended, 42 U.S.C. §9601, et seq., the Resource Conversation and Recovery Act (“RCRA”), 42 U.S.C. §6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1801, et seq., any amendments to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations.

31.2 Hazardous Materials. “Hazardous Materials” means any chemical, compound, material, substance or other matter that: (i) is a flammable explosive, asbestos, radioactive material, nuclear medicine material, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, petroleum product, or related injurious or potentially injurious material, whether injurious or potentially injurious by itself or in combination with other materials; (ii) is controlled, designated in or governed by any Hazardous Materials Law; (iii) gives rise to any reporting, notice or publication requirements under any Hazardous Materials Law; or (iv) gives rise to any liability, responsibility or duty on the part of Tenant or Landlord with respect to any third person under any Hazardous Materials Law.

31.3 Use. Tenant shall not allow any Hazardous Material to be used, generated, released, stored or disposed of on, under or about, or transported from, the Leased Premises, the Building or the Project, unless: (i) such use is specifically disclosed to and approved by Landlord in writing prior to such use; and (ii) such use is conducted in compliance with the provisions of this Article 31. Landlord may approve such use subject to reasonable conditions to protect the Leased Premises, the Building or the Project, and Landlord’s interests. Landlord may withhold approval if Landlord determines that such proposed use involves a material risk of a release or discharge of Hazardous Materials or a violation of any Hazardous Materials Laws or that Tenant has not provided reasonable assurances of its ability to remedy such a violation and fulfill its obligations under this Article 31. Notwithstanding the provisions of this Article 31 to the contrary, Tenant shall be permitted to use and store Hazardous Materials in small quantities normally associated with business office activities, provided that such small quantities of Hazardous Materials are used and stored in compliance with all applicable Hazardous Materials Laws.

31.4 Compliance With Laws. Tenant shall strictly comply with, and shall maintain the Leased Premises in compliance with, all Hazardous Materials Laws. Tenant shall obtain and maintain in full force and effect all permits, licenses and other governmental approvals required for Tenant’s operations on the Leased Premises under any Hazardous Materials Laws and shall comply with all terms and conditions thereof. At Landlord’s request, Tenant shall deliver copies of, or allow Landlord to inspect, all such permits, licenses and approvals. Tenant shall perform any monitoring, investigation, clean-up, removal and other remedial work (collectively, “Remedial Work”) required as a result of any release or discharge of Hazardous Materials affecting the Leased Premises, the Building or the Project as a result of the actions of Tenant or any assignee or sublessee of Tenant or their respective agents, contractors, employees, licensees, or invitees, or any violation of Hazardous Materials Laws by Tenant or any assignee or sublessee of Tenant or their respective agents, contractors, employees, licensees, or invitees. Landlord shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work, in order to protect Landlord’s interests.

31.5 Compliance With Insurance Requirements. Tenant shall comply with the requirements of Landlord’s and Tenant’s respective insurers regarding Hazardous Materials and with such insurers’ recommendations based upon prudent industry practices regarding management of Hazardous Materials.

31.6 Notice; Reporting. Tenant shall notify Landlord, in writing, within five (5) days after any of the following: (a) a release or discharge of any Hazardous Material, whether or not the release or discharge is in quantities that would otherwise be reportable to a public agency; (b) Tenant’s receipt of any written order of a governmental agency requiring any Remedial Work pursuant to any Hazardous Materials Laws; or (c) Tenant’s receipt of any written warning, notice of inspection, notice of violation or alleged violation, or Tenant’s receipt of notice or knowledge of any proceeding, investigation of enforcement action, pursuant to any Hazardous Materials Laws.

31.7 Representation by Landlord. Landlord represents and warrants to Tenant to its actual knowledge without special inquiry that as of the date of this Lease, there are no Hazardous Materials present in the Leased Premises or the Building in violation of Hazardous Materials Laws.

32. MISCELLANEOUS

32.1 Entire Agreement, Amendments. This Lease and any Exhibits and Riders attached hereto and forming a part hereof, set forth all of the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, representations, warranties, conditions or understandings either oral or written between them other than as contained in this Lease. Except as otherwise provided in this Lease, no subsequent alteration, amendment, change or addition to this Lease shall be binding unless it is in writing and signed by both Landlord and Tenant.

32.2 Time of the Essence. Time is of the essence of each and every term, covenant and condition of this Lease.

32.3 Binding Effect. The covenants and conditions of this Lease shall, subject to the restrictions on assignment and subletting, apply to and bind the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto.

32.4 Recordation. Neither this Lease nor any memorandum hereof shall be recorded by Tenant. At the sole option of Landlord, Tenant and Landlord shall execute, and Landlord may record, a short form memorandum of this Lease in form and substance satisfactory to Landlord.

32.5 Governing Law. This Lease and all the terms and conditions thereof shall be governed by and construed in accordance with the laws of the State of Arizona.

32.6 Defined Terms and Paragraph Headings. The words “Landlord” and “Tenant” as used in this Lease shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there is more than one Tenant, the obligations in this Lease imposed upon Tenant shall be joint and several. The paragraph headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

32.7 Representations and Warranties of Tenant. Tenant represents and warrants to Landlord as follows:

(a) Tenant has been duly organized, is validly existing, and is in good standing under the laws of its state of organization and is qualified to transact business in Arizona. All necessary action on the part of Tenant has been taken to authorize the execution, delivery and performance of this Lease and of the other documents, instruments and agreements, if any, provided for herein. The persons who have executed this Lease on behalf of Tenant are duly authorized to do so;

(b) This Lease constitutes the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms, subject, however, to bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, general principles of equity, whether enforceability is considered in a proceeding in equity or at law, and to the qualification that certain waivers, procedures, remedies and other provisions of this Lease may be unenforceable under or limited by applicable law, however, none of the foregoing shall prevent the practical realization to Landlord of the benefits intended by this Lease;

(c) To the best of its knowledge, there are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened in writing against or involving Tenant before any court, arbitrator or administrative or governmental body which might reasonably result in any material adverse change in the contemplated business, condition or operations of Tenant;

(d) To the best of its knowledge, Tenant is not, and the execution, delivery and performance of this Lease and the documents, instruments and agreements, if any, provided for herein will not result in any breach of or default under any other document, instrument or agreement to which Tenant is a party or by which Tenant is subject or bound;

(e) To the best of its knowledge, Tenant has obtained all required licenses and permits, both governmental and private, to use and operate the Leased Premises in the manner intended by this Lease.

32.8 No Waiver. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

32.9 Severability. If any clause or provision of this Lease is or becomes illegal or unenforceable because of any present or future law or regulation of any governmental body or entity effective during the Lease Term, the intention of the parties is that the remaining provisions of this Lease shall not be affected thereby.

32.10 Exhibits. If any provision contained in an Exhibit, Rider or Addenda to this Lease is inconsistent with any other provision of this Lease, the provision contained in this Lease shall supersede the provisions contained in such Exhibit, Rider or Addenda, unless otherwise provided.

32.11 Fair Meaning. The language of this Lease shall be construed to its normal and usual meaning and not strictly for or against either Landlord or Tenant. Landlord and Tenant acknowledge and agree that each party has reviewed and revised this Lease and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Lease, or any Exhibits, Riders or amendments hereto. Submission of this Lease by Landlord to Tenant for review, examination, and/or negotiation shall not be deemed to be a reservation of the Leased Premises. Landlord shall not be bound by this Lease until this Lease has been executed by both Landlord and by Tenant. Until this Lease has been executed by both Landlord and Tenant, Landlord reserves the right to exhibit and lease the Leased Premises to other prospective tenants.

32.12 No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation of this Lease shall not work as a merger and shall, at Landlord’s option, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

32.13 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inclement weather (including rain) inability to obtain labor or materials or reasonable substitutes therefor, failure or disruption of utilities or critical electronic systems, governmental restrictions, regulations or controls (including delays in issuing required permits and approvals), judicial orders, acts of the public enemy (including terrorist acts), hostile government actions, civil commotion, fire or other casualty and other causes beyond the reasonable control of Tenant or Landlord shall excuse the performance of the applicable party hereunder for the period of any such prevention, delay, or stoppage, except the obligations imposed with regard to Annual Basic Rent, Additional Rent and other charges to be paid by Tenant pursuant to this Lease.

32.14 Government Energy or Utility Controls. In the event of the imposition of federal, state or local governmental controls, rules, regulations or restrictions on the use or consumption of energy or other utilities during the Lease Term, both Landlord and Tenant shall be bound thereby. In the event of a reasonable difference in interpretation of any governmental control, rule, regulation or restriction between Landlord and Tenant, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance, including the right of entry into the Leased Premises to effect compliance.

32.15 Shoring. If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter onto the Leased Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports without any claim for damages, indemnity or abatement of Annual Basic Rent or Additional Rent or for a constructive or actual eviction of Tenant.

32.16 Transfer of Landlord’s Interest. The term “Landlord” as used in this Lease, insofar as the covenants or agreements on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners of Landlord’s interest in this Lease at the time in question. Upon any transfer or transfers of such interest, the Landlord herein named (and in the case of any subsequent transfer, the then transferor) shall thereafter be relieved of all liability for the performance of any covenants or agreements on the part of the Landlord contained in this Lease.

32.17 Limitation on Landlord’s Liability. If Landlord becomes obligated to pay Tenant any judgment arising out of any failure by the Landlord to perform or observe any of the terms, covenants, conditions or provisions to be performed or observed by Landlord under this Lease, Tenant shall be limited in the satisfaction of such judgment solely to Landlord’s interest in the Building and the Property or any proceeds arising from the sale thereof and no other property or assets of Landlord or the individual partners, directors, officers or shareholders of Landlord or its constituent partners shall be subject to levy, execution or other enforcement procedure whatsoever for the satisfaction of any such money judgment.

32.18 Brokerage Fees. Tenant warrants and represents that it has not dealt with any realtor, broker or agent in connection with this Lease except the Broker identified in Article 1.18 above. Tenant shall indemnify, defend and hold Landlord harmless from and against, and shall be responsible for, any cost, expense or liability (including the cost of suit and reasonable attorneys’ fees) for any compensation, commission or charges claimed by any other realtor, broker or agent in connection with this Lease or by reason of any act of Tenant.

32.19 Continuing Obligations. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease, including, without limitation, all payment obligations with respect to Annual Basic Rent, Additional Rent and all obligations concerning the condition of the Leased Premises.

32.20 Quiet Possession. So long as there is not in existence an Event of Default, Tenant may quietly have, hold and enjoy the Leased Premises during the Lease Term, subject, however, to the matters referred to in Article 19. The provisions of this Article 32.20 shall not extend to any disturbance, act or condition brought about by any tenant in the Building or the Project.

32.21 Tenant Financial Information. Landlord shall have the right to reasonably approve Tenant’s financial statements that shall be provided to Landlord prior to the execution of this Lease. Tenant shall provide to Landlord, as a condition of Landlord’s execution and acceptance of this Lease, financial statements, which shall include a balance sheet, income statement, statement of changes in equity, statement of consolidated cash flows, and such other financial information as Landlord may reasonably request for at least the most recent two (2) completed fiscal years.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date and year first above written.

LANDLORD:

Pinnacle Campus Office-Retail, LLC, a South Carolina limited liability company

By:	Chew Fisher Capital Investments, LLC, a South Carolina limited liability company, its Manager

By:	/s/ Richard A. Fisher
Richard A. Fisher, Sr., Manager

Date:	Nov 18th 2019

TENANT:

SenesTech, Inc., a Delaware corporation

By	/s/ T. C. Chesterman
T. C. Chesterman, EVP and CFO

Date:	November 18, 2019

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice- president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

EXHIBIT “A”

LEGAL DESCRIPTION OF THE PROPERTY

Lot 5 according to the plat for Centerpointe at Deer Valley, recorded in Book 930, Page 45 and as Doc. No. 20070703115, Official Records of Maricopa County, Arizona.

Exhibit A

EXHIBIT “B”

OPTION TO EXTEND

Tenant is granted the option (“Extension Option”) to extend the initial Lease Term for an additional term of five (5) years (“Extension Term”) provided all of the Extension Conditions are met. If Tenant exercises the Extension Option, then during the Extension Term all of the terms and conditions set forth in this Lease as applicable to the Leased Premises during the initial Lease Term shall apply during the Extension Term, except that (i) Tenant shall have no further right to renew this Lease, and (ii) Annual Basic Rent shall be the Fair Market Fixed Rent (as hereinafter defined). Landlord shall provide a determination of the Fair Market Fixed Rent within thirty (30) days after receipt of Tenant’s Extension Notice. Within thirty (30) days after Tenant’s receipt of Landlord’s notice of the Fair Market Fixed Rent, Tenant shall notify Landlord in writing (x) that Landlord’s determination of the Fair Market Fixed Rent is acceptable, or (y) that Landlord’s determination is not acceptable. If Tenant fails to respond to Landlord’s notice within such thirty (30) day period, or if Tenant notifies Landlord in writing that Tenant accepts Landlord’s determination of the Fair Market Fixed Rent, then the Fair Market Fixed Rent for the purposes of determining the Annual Basic Rent payable during the Extension Term shall be as determined by Landlord. However, if Tenant advises Landlord in writing during such thirty (30) day period that such Fair Market Fixed Rent is not acceptable, then within twenty (20) days of Tenant’s written notice, each of Tenant and Landlord shall select one real estate broker, which brokers shall jointly select a third broker (the “Third Broker”), each with at least ten (10) years’ experience in commercial real estate leasing in Phoenix, Arizona, and which is neutral with respect to the parties. Landlord’s broker, Tenant’s broker and the Third Broker shall each, within fifteen (15) days of the appointment of the Third Broker, submit their respective determinations as to the Fair Market Fixed Rent. The average of the two closest such determinations shall be deemed to be the Fair Market Fixed Rent and shall be binding upon the parties. Landlord and Tenant shall each bear their own costs associated with their respective determinations of the Fair Market Fixed Rent and shall equally share the cost of the Third Broker. Promptly following the determination of the Fair Market Fixed Rent and prior to the commencement of the Extension Term, Landlord shall, at its sole cost and expense, install new carpet in the Leased Premises and re-paint the interior of the Leased Premises, which new carpet and paint shall be reasonably satisfactory to Tenant.

“Extension Conditions” shall mean, as a condition to Tenant exercising the Extension Option: (a) Tenant gives Landlord written notice no less than nine (9) months prior to the commencement of the Extension Term and no more than twelve (12) months prior to the commencement of the Extension Term (“Tenant’s Extension Notice”) that Tenant is exercising the Extension Option and (b) at the date the Extension Option is exercised, and at the commencement of the Extension Term, no Event of Default has occurred and is continuing.

Exhibit B

EXHIBIT “C-1”

UNCOVERED, UNRESERVED PARKING LICENSE

THIS UNCOVERED, UNRESERVED PARKING LICENSE (this “License”) is made as of the 18th 6th day of November, 2019, by Pinnacle Campus Office-Retail, LLC, a South Carolina limited liability company (“Licensor”), and SenesTech, Inc., a Delaware corporation (“Licensee”).

1. License. Licensor hereby grants Licensee a license to use five and one-half (1.5) unreserved uncovered parking spaces (the “Spaces”) for every 1,000 rentable square feet of the Leased Premises in the parking accommodations (the “Parking Accommodations”) of the project (the “Project”) located at the NWC corner of Pinnacle Peak Road and 19th Avenue, Phoenix, Arizona, as cross-hatched on the site plan attached to this License as Exhibit “A”, for the same as the term of the Lease referred to in Paragraph 2 below. Each Space shall be used solely for the parking of one vehicle (which shall mean an automobile, motorcycle or light “sport-utility” truck, but shall expressly exclude heavy “delivery” or other trucks) therein by Licensee in accordance with the terms of this License. In no event is the overnight parking of vehicles permitted.

2. The Lease. Anything herein to the contrary notwithstanding, this License shall terminate concurrently with the date of termination of the Lease (the “Lease”) between Licensor, as Landlord, and Licensee, as Tenant, for space in the Project of even date herewith, whether such termination occurs at the end of the scheduled Lease Term or prior thereto. A breach of this License by Licensee shall be deemed a breach of the Lease by Licensee and after notice given in accordance with the terms of the Lease and the failure of Tenant to cure within such time periods as may be provided in the Lease, Licensor shall have all remedies under the Lease at law or in equity, including the right to terminate this License. In the event the term of the Lease is extended, the term of this License shall also be extended to correspond with the Lease Term.

3. Designation of Automobile. Only vehicles designated by Licensee to Licensor may be parked in each Space, provided, however, that Licensee may change its automobile designations at any time upon written notice to Licensor or for temporary use upon notification given to the garage attendant, if any. No more than one (1) automobile per Space licensed shall be parked under Licensee’s rights at any one time.

4. No Additional Services. This License is for self-service storage parking only and does not include the rights to any additional services, which services may be made available by Licensor from time to time at an additional charge.

5. Indemnity. Licensor and its agents and employees shall not be liable for loss or damage to any vehicle parked by Licensee or pursuant to this License and/or to the contents thereof caused by fire, theft, vandalism, collision, explosion, freezing, earthquake, storms, natural disasters, strikes, riots or by any other causes, unless solely caused by the gross negligence or willful misconduct of Licensor. Licensee waives, releases, discharges, indemnifies, defends and holds harmless Licensor, its agents and employees for, from and against all claims, demands, liabilities, causes of action, judgments, costs or expenses (including reasonable attorneys’ fees and costs) with respect to any such vehicle or its contents from any cause whatsoever, unless caused solely by the gross negligence or willful misconduct of Licensor.

6. Relationship of Parties. The relationship between Licensor and Licensee constitutes a license to use the Parking Accommodations subject to the terms and conditions of this License only and neither such relationship nor the storage or parking of any automobile hereunder shall constitute a bailment nor create the relationship of bailor and bailee.

Exhibit C-1-1

7. Notices. All notices hereunder shall be given in accordance with the terms of the Lease.

8. Subordination and Attornment. This License shall be subject and subordinate to any mortgage, deed of trust or ground lease now or hereafter placed on the Project, or any portion thereof, and to replacements, renewals and extensions thereof, and Licensee, upon request by Licensor, shall execute instruments (in form satisfactory to Licensor) acknowledging such subordination.

9. No Waste. Licensee covenants not to cause any waste or damage or disfigurement or injury to the Project.

10. Closure of Accommodations. Licensor shall have the right to temporarily close any portion of the Parking Accommodations and deny access thereto in connection with any repairs or in an emergency, as it may require, without liability, cost or abatement of fee.

11. Rules. Licensee shall perform, observe and comply with such rules of the Project as may be reasonably adopted by Licensor in respect of the use and operation of said Parking Accommodations.

12. Regulations. Licensee shall, when using the Parking Accommodations, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between designated lines. Licensor reserves the right to tow away, or otherwise impound, at the expense of the owner or operator, any vehicle which is improperly parked or parked in a no parking zone. No storage or overnight parking shall be allowed in the Parking Accommodations without Landlord’s prior written consent.

Exhibit C-1-2

IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

LICENSOR:

Pinnacle Campus Office-Retail, LLC, a South Carolina limited liability company

By:	Chew Fisher Capital Investments, LLC, a South Carolina limited liability company, its Manager

By:	/s/ Richard A. Fisher
Richard A. Fisher, Sr., Manager

Date:	Nov 18th 2019

LICENSEE:

SenesTech, Inc., a Delaware corporation

By:	/s/ T. C. Chesterman
T. C. Chesterman, EVP and CFO

Date:	November 18, 2019

Exhibit C-1-3

Exhibit “A”

to

Uncovered Unreserved Parking License

Exhibit C-1-4

EXHIBIT “C-2”

COVERED, RESERVED PARKING LICENSE

THIS COVERED, RESERVED PARKING LICENSE (this “License”) is made as of the 6th day of November, 2019, by Pinnacle Campus Office-Retail, LLC, a South Carolina limited liability company (“Licensor”), and SenesTech, Inc., a Delaware corporation (“Licensee”).

1. License. Licensor hereby grants Licensee a license to use five (5) covered, reserved parking spaces (the “Spaces”) in the parking accommodations (the “Parking Accommodations”) of the project (the “Project”) located at the NWC corner of Pinnacle Peak Road and 19th Avenue, Phoenix, Arizona, as cross-hatched on the site plan attached to this License as Exhibit “A”, for the same as the term of the Lease referred to in Paragraph 2 below. In addition, Tenant may elect, upon written notice to Landlord, to use additional Spaces in the Parking Accommodations, subject to payment to Landlord of the parking charge set forth in the Lease for the additional Spaces. Each Space shall be used solely for the parking of one vehicle (which shall mean an automobile, motorcycle or light “sport-utility” truck, but shall expressly exclude heavy “delivery” or other trucks) therein by Licensee in accordance with the terms of this License. In no event is the overnight parking of vehicles permitted.

2. The Lease. Anything herein to the contrary notwithstanding, this License shall terminate concurrently with the date of termination of the Lease (the “Lease”) between Licensor, as Landlord, and Licensee, as Tenant, for space in the Project of even date herewith, whether such termination occurs at the end of the scheduled Lease Term or prior thereto. A breach of this License by Licensee shall be deemed a breach of the Lease by Licensee and after notice given in accordance with the terms of the Lease and the failure of Tenant to cure within such time periods as may be provided in the Lease, Licensor shall have all remedies under the Lease at law or in equity, including the right to terminate this License. In the event the term of the Lease is extended, the term of this License shall also be extended to correspond with the Lease Term.

3. Designation of Automobile. Only vehicles designated by Licensee to Licensor may be parked in each Space, provided, however, that Licensee may change its automobile designations at any time upon written notice to Licensor or for temporary use upon notification given to the garage attendant, if any. No more than one (1) automobile per Space licensed shall be parked under Licensee’s rights at any one time.

4. No Additional Services. This License is for self-service storage parking only and does not include the rights to any additional services, which services may be made available by Licensor from time to time at an additional charge.

5. Indemnity. Licensor and its agents and employees shall not be liable for loss or damage to any vehicle parked by Licensee or pursuant to this License and/or to the contents thereof caused by fire, theft, vandalism, collision, explosion, freezing, earthquake, storms, natural disasters, strikes, riots or by any other causes, unless solely caused by the gross negligence or willful misconduct of Licensor. Licensee waives, releases, discharges, indemnifies, defends and holds harmless Licensor, its agents and employees for, from and against all claims, demands, liabilities, causes of action, judgments, costs or expenses (including reasonable attorneys’ fees and costs) with respect to any such vehicle or its contents from any cause whatsoever, unless caused solely by the gross negligence or willful misconduct of Licensor.

Exhibit C-2-1

6. Relationship of Parties. The relationship between Licensor and Licensee constitutes a license to use the Parking Accommodations subject to the terms and conditions of this License only and neither such relationship nor the storage or parking of any automobile hereunder shall constitute a bailment nor create the relationship of bailor and bailee.

7. Notices. All notices hereunder shall be given in accordance with the terms of the Lease.

8. Subordination and Attornment. This License shall be subject and subordinate to any mortgage, deed of trust or ground lease now or hereafter placed on the Project, or any portion thereof, and to replacements, renewals and extensions thereof, and Licensee, upon request by Licensor, shall execute instruments (in form satisfactory to Licensor) acknowledging such subordination.

9. No Waste. Licensee covenants not to cause any waste or damage or disfigurement or injury to the Project.

10. Closure of Accommodations. Licensor shall have the right to temporarily close any portion of the Parking Accommodations and deny access thereto in connection with any repairs or in an emergency, as it may require, without liability, cost or abatement of fee.

11. Rules. Licensee shall perform, observe and comply with such rules of the Project as may be reasonably adopted by Licensor in respect of the use and operation of said Parking Accommodations.

12. Regulations. Licensee shall, when using the Parking Accommodations, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between designated lines. Licensor reserves the right to tow away, or otherwise impound, at the expense of the owner or operator, any vehicle which is improperly parked or parked in a no parking zone. No storage or overnight parking shall be allowed in the Parking Accommodations without Landlord’s prior written consent.

Exhibit C-2-2

IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

LICENSOR:

Pinnacle Campus Office-Retail, LLC, a South Carolina limited liability company

By:	Chew Fisher Capital Investments, LLC, a South Carolina limited liability company, its Manager

T. C. Chesterman, EVP and CFO

By:	/s/ Richard A. Fisher
Richard A. Fisher, Sr., Manager

Date:	Nov 18th 2019

LICENSEE:

SenesTech, Inc., a Delaware corporation

By:	/s/ T. C. Chesterman
T. C. Chesterman, EVP and CFO

Date:	November 18, 2019

Exhibit C-2-3

Exhibit “A”

to

Covered Reserved Parking License

Exhibit C-2-4

EXHIBIT “D”

RULES AND REGULATIONS

1. Unless otherwise specifically defined herein, all capitalized terms in these Rules and Regulations shall have the meaning set forth in the Lease to which these Rules and Regulations are attached.

2. The sidewalks, driveways, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building and the Project shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant.

3. No awnings or other projection shall be attached to the outside walls or windows of the Building. Other than building standard window coverings, no curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior written consent of Landlord. All electrical fixtures hung in any premises demised to any tenant or occupant must be of a type, quality, design, color, size and general appearance approved by Landlord.

4. No tenant shall place objects against glass partitions, doors or windows which would be in sight from the Building corridors or from the exterior of the Building and such tenant will promptly remove any such objects when requested to do so by Landlord.

5. The windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

6. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building or the other buildings in the Project, nor placed in the halls, corridors, walkways, landscaped areas, vestibules or other public parts of the Building or the Project.

7. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. No tenant shall bring or keep, or permit to be brought or kept, any flammable, combustible, explosive or hazardous fluid, material, chemical or substance in or about the premises demised to such tenant or the Project.

8. No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Project, the Building or the premises demised to such tenant or occupant. No boring, cutting or strings of wires shall be permitted, except with the prior consent of Landlord, and as Landlord may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in a manner approved by Landlord.

9. Any carpeting cemented down by a tenant shall be installed with a releasable adhesive. In the event of a violation of the foregoing by a tenant, Landlord may charge the expense incurred in such removal to such tenant.

10. No bicycles or vehicles shall be brought into or kept in or about the premises demised to any tenant. No cooking shall be done or permitted in the Building by any tenant without the written approval of Landlord. No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

Exhibit D-1

11. No space in the Building or the Project shall be used for manufacturing, for the storage of merchandise held for sale, or for the sale of merchandise, goods or property of any kind at auction.

12. No tenant shall make, or permit to be made, any unseemly or disturbing noises or vibrations or disturb or interfere with other tenants or occupants of the Building, the Project or neighboring buildings or premises whether by the use of any musical instrument, radio, television set broadcasting equipment or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any doors.

13. No additional locks or bolts of any kind shall be placed upon any of the doors, nor shall any changes be made in locks or the mechanism thereof. Each tenant must, upon the termination of its tenancy, return to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant.

14. All removals from the Building, or the carrying in or out of the Building or from the premises demised to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Rules and Regulations or the provisions of such tenant’s lease.

15. No tenant or occupant shall engage or pay any employees in the Building or the Project, except those actually working for such tenant or occupant in the Building or the Project, nor advertise for day laborers giving an address at the Building or the Project.

16. No tenant or occupant shall purchase lighting maintenance, cleaning towels or other like service, from any company or person not approved in writing by Landlord.

17. Landlord shall have the right to prohibit any advertising by any tenant or occupant which, in Landlord’s opinion, tends to impair the reputation of the Building or the Project or its desirability as a building for offices, and upon notice from Landlord, such tenant or occupant shall refrain from or discontinue such advertising.

18. Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and all electrical equipment and lighting fixtures are turned off. Corridor doors, when not in use, shall be kept closed.

19. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord’s agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

20. No premises shall be used, or permitted to be used for lodging or sleeping, or for any immoral or illegal purposes.

21. The requirements of tenants will be attended to only upon application at the management office of Landlord. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, and work outside of their regular duties, unless under specific instructions from the office of Landlord.

Exhibit D-2

22. Canvassing, soliciting and peddling in the Building or the Project are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

23. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

24. If the premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved in writing by Landlord.

25. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

26. No tenant shall clean any window of the Building from the outside.

27. No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific approval of Landlord. If any such matter requires special handling, only a qualified person shall be employed to perform such special handling. No tenant shall place or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy objects, which must be placed so as to distribute the weight.

28. With respect to work being performed by a tenant in its premises with the approval of Landlord, the tenant shall refer all contractors, contractors’ representatives and installation technicians to Landlord for its supervision, approval and control prior to the performance of any work or services. This provision shall apply to all work performed in the Building and the Project including installation of telephones, telegraph equipment, electrical devices and attachments, and installations of every nature affecting floors, walls, woodwork, trim, ceilings, equipment and any other physical portion of the Building and the Project.

29. Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from the premises of tenants or public rooms whether or not such loss occurs when the Building or the premises are locked against entry.

30. Landlord may permit entrance to the premises of tenants by use of pass keys controlled by Landlord employees, contractors, or service personnel directly supervised by Landlord and employees of the United States Postal Service.

31. Each tenant and all of tenant’s representatives, shall observe and comply with the directional and parking signs on the property surrounding the Building, and Landlord shall not be responsible for any damage to any vehicle towed because of non-compliance with parking regulations.

32. No tenant shall install any radio, telephone, television, microwave or satellite antenna, loudspeaker, music system or other device on the roof or exterior walls of the Building or on common walls with adjacent tenants or in the Building Common Areas.

Exhibit D-3

33. Each tenant shall store all trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles in the Building or the Project unless such material may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

34. No tenant shall employ any persons other than the janitor of Landlord for the purpose of cleaning its premises without the prior written consent of Landlord.

35. Each tenant shall give prompt notice to landlord of any accidents to or defects in plumbing, electrical or heating apparatus so that same may be attended to properly.

36. No tenant shall bring onto the Project or into the Building any pollutants, contaminants, inflammable, gasolines, kerosene or hazardous substances (as now or later defined under State or Federal law).

37. Landlord reserves the right to reasonably limit access to and from the Building between the hours of 7:00 P.M. and 7:00 A.M. on business days, 12:00 P.M. to 8:00 A.M. on Saturdays, and at all hours on Sundays and holidays; provided, such limited access shall not interfere with Tenant’s right to access the Leased Premises twenty-four (24) hours per day, seven (7) days per week, three hundred sixty- five (365) days per year.

38. All tenants and tenants’ servants, employees, agents, visitors, invitees and licensees shall observe faithfully and comply strictly with the foregoing Rules and Regulations and such other and further appropriate Rules and Regulations as Landlord or Landlord’s agent from time to time adopt.

39. Landlord shall furnish each tenant, at Landlord’s expense, with two (2) keys to unlock the entry level doors and two (2) keys to unlock each corridor door entry to each tenant’s premises and, at such tenant’s expense, with such additional keys as such tenant may request. No tenant shall install or permit to be installed any additional lock on any door into or inside of the premises demised to that tenant or make or permit to be made any duplicate of keys to the entry level doors or the doors to such premises. Landlord shall be entitled at all times to possession of a duplicate of all keys to all doors into or inside of the premises demised to tenants of the Building. All keys shall remain the property of Landlord. Upon the expiration of the Lease Term, each tenant shall surrender all such keys to Landlord and shall deliver to Landlord the combination to all locks on all safes, cabinets and vaults which will remain in the premises demised to that tenant. Landlord may charge Tenant a reasonable fee (currently established at Twenty and No/100 Dollars ($20.00)) for any lost key or any key not returned by Tenant to Landlord as and when required. Landlord shall be entitled to install, operate and maintain security systems in or about the Property which monitor, by computer, close circuit television or otherwise, persons entering or leaving the Property, the Building and/or the premises demised to any tenant. For the purposes of this rule the term “keys” shall mean traditional metallic keys, plastic or other key cards and other lock opening devices.

Exhibit D-4

40. Each person using the Parking Accommodations or other areas designated by Landlord where parking will be permitted shall comply with all Rules and Regulations adopted by Landlord with respect to the Parking Accommodations or other areas, including any employee or visitor parking restrictions, and any sticker or other identification system established by Landlord. Landlord may refuse to permit any person who violates any parking rule or regulation to park in the Parking Accommodations or other areas, and may remove any vehicle which is parked in the Parking Accommodations or other areas in violation of the parking Rules and Regulations. The Rules and Regulations applicable to the Parking Accommodations and the outside parking areas are as follows:

(a)	The maximum speed limit within the Parking Accommodations shall be 5 miles per hour.

(b)	All directional signs and arrows must be strictly observed.

(c)	All vehicles must be parked entirely within painted stall lines.

(d)	No intermediate or full-size car may be parked in any parking space reserved for a compact car; no bicycle, motorcycle or other two or three wheeled vehicle, and no truck, van or other oversized vehicle, may be parked in any area not specifically designated for use thereby.

(e)	No vehicle may be parked (i) in an area not striped for parking, (ii) in a space which has been reserved for visitors or for another person or firm, (iii) in an aisle or on a ramp, (iv) where a “no parking” sign is posted or which has otherwise designated as a no parking area, (v) in a cross hatched area, (vi) in an area bearing a “handicapped parking only” or similar designation unless the vehicle bears an appropriate handicapped designation, (vii) in an area bearing a “loading zone” or similar designation unless the vehicle is then engaged in a loading or unloading function and (viii) in an area with a posted height limitation if the vehicle exceeds the limitation.

(f)	Parking passes, stickers or other identification devices that may be supplied by Landlord shall remain the property of Landlord and shall not be transferable. A replacement charge determined by Landlord will be payable by each tenant for loss of any magnetic parking card or parking pass or sticker.

(g)	Parking attendants shall not be authorized to make or allow any exceptions to these Rules and Regulations.

(h)	Each operator shall be required to park and lock his or her own vehicle, shall use the Parking Accommodations at his or her own risk and shall bear full responsibility for all damage to or loss of his or her vehicle, and for all injury to persons and damage to property caused by his or her operation of the vehicle.

(i)	Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is inappropriately parked or parked in violation of these Rules and Regulations.

41. Landlord reserves the right at any time and from time to time to rescind, alter or waive, in whole or in part, any of the Building Rules and Regulations when it is deemed necessary, desirable or proper, in Landlord’s judgment for its best interest or of the best interests of the tenants of the Project.

42. Landlord has designated the Building a “non-smoking”. Accordingly, smoking of tobacco or any other weed plant is prohibited in the Building Common Areas, including the Building Lobby, public corridors, lavatories, elevators and other public areas. Further, smoking of tobacco or any other weed plant is prohibited within the Leased Premises.

Exhibit D-5

Tenant hereby acknowledges receipt of the Building Rules and Regulations.

TENANT:

SenesTech, Inc., a Delaware corporation

By:	/s/ T. C. Chesterman
T. C. Chesterman, EVP and CFO

Date:	November 18, 2019

Exhibit D-6